Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-168901 and 333-168901-02

Calculation of Registration Fee

Title of Class of Securities Offered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee
5.875% Senior Notes due 2041	$200,000,000	113.434%	$226,868,000	$26,339.37 (1)

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

Prospectus Supplement

(To Prospectus dated August 17, 2010)

$200,000,000

AGL CAPITAL CORPORATION

5.875% Senior Notes due 2041

This is a public offering by AGL Capital Corporation, a wholly-owned subsidiary of AGL Resources Inc., of $200,000,000 of its 5.875% Senior Notes due 2041. AGL Capital will pay interest on the senior notes on March 15 and September 15 of each year, beginning March 15, 2012. The senior notes will mature on March 15, 2041. The senior notes may be redeemed, in whole or in part, at any time and from time to time, as described under the caption “Description of the Senior Notes—Optional Redemption.”

The senior notes will not be listed on any securities exchange. The senior notes will initially be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The senior notes are part of a series originally issued by us in the aggregate principal amount of $500,000,000 on March 21, 2011. The senior notes offered hereby will form a single series with the previously issued notes, will have the same CUSIP number and will trade interchangeably with those notes immediately upon settlement. Upon completion of this offering, $700,000,000 aggregate principal amount of the series will be outstanding.

AGL Resources will fully and unconditionally guarantee payment of the senior notes. The senior notes and the guarantee will be unsecured and will rank equally with all the other unsecured and unsubordinated obligations from time to time outstanding of AGL Capital and AGL Resources, respectively.

Concurrently with this offering, pursuant to a separate prospectus supplement, AGL Capital is offering $300,000,000 aggregate principal amount of its 3.500% Senior Notes due 2021 (the “New Series Notes”), which notes will also be guaranteed by AGL Resources. The completion of this offering is not contingent upon the completion of the offering of the New Series Notes and the offering of the New Series Notes is not contingent upon the completion of this offering.

See “Risk Factors” on page S-11 to read about certain factors you should consider before investing in the senior notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Senior Note	Total
Public offering price(1)	113.434%	$226,868,000
Underwriting discount	0.875%	$1,750,000
Proceeds, before expenses, to AGL Capital(1)	112.559%	$225,118,000

(1)

Plus accrued and unpaid interest from and including September 15, 2011 to but excluding the delivery date, in the aggregate amount of $163,194.44. This pre-issuance accrued interest will be paid on March 15, 2012 to holders of the notes on March 1, 2012 along with interest accrued on the senior notes from the date of delivery to March 15, 2012.

The senior notes are expected to be delivered on or about September 20, 2011 through the book-entry facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, Luxembourg.

Joint Book-Running Managers

Goldman, Sachs & Co.

Morgan Stanley

SunTrust Robinson Humphrey

Wells Fargo Securities

BofA Merrill Lynch

Co-Managers

Credit Agricole CIB	Deutsche Bank Securities	Mitsubishi UFJ Securities

RBS	Scotia Capital	US Bancorp

Prospectus Supplement dated September 15, 2011

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of senior notes and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which contains more general information about the terms and conditions of securities we may offer from time to time, some of which will not apply to the senior notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we send to you or file with the Securities and Exchange Commission, referred to as the SEC. If the information in this prospectus supplement varies from the information contained or incorporated by reference in the accompanying prospectus, you should rely on the information in this prospectus supplement. No person is authorized to provide you with information that is different from the information provided or incorporated by reference in this prospectus supplement or to offer the senior notes in any jurisdiction where the offer is not permitted. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information and documents incorporated by reference therein as well as any free writing prospectus we send to you or file with the SEC, in making your investment decision. See “Where You Can Find More Information” on page S-29 of this prospectus supplement. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the document that contains the information.

Unless stated otherwise, references in this prospectus supplement to “AGL Capital,” “we,” “us” or “our” refer to AGL Capital Corporation. References in this prospectus supplement to “AGL Resources” refer to AGL Resources Inc. and its subsidiaries unless otherwise indicated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws. These statements, which may relate to such matters as future earnings, growth, supply and demand, costs, subsidiary performance, new technologies and strategic initiatives, involve risks and uncertainties. Forward-looking statements involve matters that are not historical facts, and because these statements involve anticipated events or conditions, forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “proposed,” “seek,” “should,” “target,” “would,” or similar expressions. You are cautioned not to place undue reliance on forward-looking statements. AGL Resources’ expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While AGL Resources believes that its expectations are reasonable in view of currently available information, these expectations are subject to future events, risks and uncertainties, and there are numerous factors—many beyond AGL Resources’ control—that could cause actual results to vary significantly from these expectations. Such events, risks and uncertainties include, but are not limited to:

•	changes in price, supply and demand for natural gas and related products;

•	the impact of changes in state and federal legislation and regulation including any changes related to climate change;

•	actions taken by government agencies on rates and other matters;

•	concentration of credit risk;

•	utility and energy industry consolidation;

•

the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors and unexpected changes in project costs, including the cost of funds to finance these projects;

•	the impact of acquisitions and divestitures;

•

direct or indirect effects on AGL Resources’ business, financial condition or liquidity resulting from a change in AGL Capital’s credit ratings or the credit ratings of AGL Resources’ counterparties or competitors;

•	interest rate fluctuations;

•	financial market conditions, including recent disruptions in the capital markets and lending environment and the current economic uncertainty;

•	general economic conditions;

•	uncertainties about environmental issues and the related impact of such issues;

•	the impact of changes in weather, including climate change, on the temperature-sensitive portions of AGL Resources’ business;

•	the impact of natural disasters such as hurricanes on the supply and price of natural gas;

•	acts of war or terrorism; and

•	the risk factors described herein and in AGL Resources’ filings with the SEC, and other factors described in detail in such filings.

In addition, actual results may differ materially due to the expected timing and likelihood of completion of AGL Resources’ proposed merger with Nicor, Inc., including:

•

the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger;

•	the diversion of management’s time and attention from AGL Resources’ ongoing business during this time period;

•	the ability to maintain relationships with customers, employees or suppliers;

•	the ability to successfully integrate the businesses and realize cost savings and any other synergies; and

•	the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect.

You are cautioned that the important factors described above, or described elsewhere in this prospectus supplement and the accompanying prospectus or in documents incorporated by reference herein, could cause AGL Resources’ business, results of operations or financial condition to differ significantly from those expressed in any forward-looking statements. There also may be other factors that cannot be anticipated or that are not described herein or in documents incorporated by reference herein that could cause results to differ significantly from expectations.

Forward-looking statements are only as of the date they are made. Neither AGL Capital nor AGL Resources undertake any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to purchase our senior notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the information incorporated by reference into these documents, before deciding to invest in our senior notes.

AGL Capital Corporation

We are a 100%-owned subsidiary of AGL Resources. We were established to provide for the ongoing financing needs of AGL Resources through a commercial paper program, the issuance of various debt and hybrid securities and other financing arrangements. Our senior notes are guaranteed by AGL Resources.

AGL Resources Inc.

Overview

AGL Resources is an energy services holding company, headquartered in Atlanta, Georgia, whose principal business is the distribution of natural gas in six states: Florida, Georgia, Maryland, New Jersey, Tennessee and Virginia. AGL Resources operates six utilities, which combined, serve approximately 2.3 million end-use customers. AGL Resources is also involved in several related and complementary businesses, including retail natural gas marketing to end-use customers in Georgia, Ohio, Florida, New York and Maryland; natural gas asset management and related logistics activities for its own utilities as well as for nonaffiliated companies; natural gas storage arbitrage and related activities; and the development and operation of high-deliverability underground natural gas storage assets.

AGL Resources manages these businesses through four operating segments—distribution operations, retail energy operations, wholesale services and energy investments—and a non-operating corporate segment.

Distribution Operations

The distribution operations segment consists of six natural gas local distribution utilities: Atlanta Gas Light Company, Virginia Natural Gas, Inc., Elizabethtown Gas, Florida City Gas, Chattanooga Gas Company and Elkton Gas. These utilities construct, manage and maintain intrastate natural gas pipelines and distribution facilities.

•

Atlanta Gas Light is the largest natural gas distributor in the Southeast based on number of customers, providing gas delivery service to approximately 1.56 million residential, commercial and industrial customers.

•	Virginia Natural Gas provides natural gas service to approximately 279,000 residential, commercial and industrial customers in southeastern Virginia.

•	Elizabethtown Gas provides natural gas service to approximately 276,000 residential, commercial and industrial customers in northwestern and east central New Jersey.

•	Florida City Gas provides natural gas service to approximately 104,000 residential, commercial and industrial customers in southeastern and east central Florida.

•	Chattanooga Gas provides natural gas service to approximately 62,000 residential, commercial and industrial customers in southeastern Tennessee.

•	Elkton Gas provides natural gas service to approximately 6,000 residential, commercial and industrial customers in northeastern Maryland.

Retail Energy Operations

SouthStar Energy Services LLC is a joint venture that markets natural gas and related services under the trade name Georgia Natural Gas to retail customers primarily in Georgia, and under various other trade names to retail customers in Ohio, Florida, New York and Maryland. In addition, SouthStar markets gas to commercial and industrial customers principally in Alabama, Florida, Georgia, North Carolina, South Carolina and Tennessee. Based on its market share, SouthStar is the largest marketer of natural gas in Georgia, with average customers of approximately 500,000 over the last three years. AGL Resources’ wholly-owned subsidiary, Georgia Natural Gas Company, owns a non-controlling 85% ownership interest in SouthStar, and Piedmont Natural Gas Company, through its subsidiary Piedmont Energy, owns a 15% interest.

Wholesale Services

The wholesale services segment consists primarily of Sequent Energy Management, L.P., AGL Resources’ wholly-owned subsidiary involved in asset management and optimization, storage, transportation, producer and peaking services and wholesale marketing. The wholesale services segment also includes AGL Resources’ wholly-owned subsidiary, Compass Energy, which provides natural gas supply and services to commercial, industrial and governmental customers primarily in Kentucky, Ohio, Pennsylvania, Virginia and West Virginia.

Sequent utilizes a portfolio of natural gas storage assets, contracted supply from all of the major producing regions, as well as contracted storage and transportation capacity across the Gulf Coast, Eastern, Midwestern and Western sections of the United States and Canada to provide these services to its customers, consisting primarily of electric and natural gas utilities, power generators and large industrial customers. Sequent’s logistical expertise enables it to provide its customers with natural gas from the major producing regions and market hubs in the United States and Canada and meet its delivery requirements and customer obligations at competitive prices by leveraging its portfolio of natural gas storage assets and contracted natural gas supply, transportation and storage capacity.

Sequent’s portfolio of storage and transportation capacity also enables it to generate additional operating margin by optimizing the contracted assets through the application of its wholesale market knowledge and risk management skills as the opportunities arise in the Gulf Coast, Eastern, Midwestern and Western sections of the United States and in Canada. These asset optimization opportunities focus on capturing the value from idle or underutilized assets, typically by participating in transactions to take advantage of volatility in pricing differences between varying geographic locations and time horizons (location and seasonal spreads) within the natural gas supply, storage and transportation markets to generate earnings. Sequent seeks to mitigate the commodity price and volatility risks and protect its operating margin through a variety of risk management and economic hedging activities.

Energy Investments

The energy investments segment includes a number of businesses that are related and complementary to AGL Resources’ primary business. The most significant of these businesses is our natural gas storage business, which develops, acquires and operates high-deliverability underground natural gas storage assets in the Gulf Coast region of the United States.

•

Golden Triangle Storage, Inc., a salt-dome storage facility in the Gulf Coast region of the United States, currently consists of two caverns with an initial 13 billion cubic feet, or Bcf, of working natural gas capacity and total cavern capacity of 19 Bcf. The first cavern, with 6 Bcf of working capacity, began commercial service in September 2010. The second cavern, with an expected 7 Bcf of working capacity, is expected to be in service in 2012. The facility is connected to three interstate and three intrastate pipelines. In August 2011, Golden Triangle applied for approval to construct two additional salt-dome storage caverns at its current site. The new caverns would add 16.6 Bcf of working gas capacity and 24.9 Bcf of total capacity to the Golden Triangle facility.

•

Jefferson Island Storage & Hub, LLC operates a salt-dome storage and hub facility in Louisiana, approximately eight miles from the Henry Hub, which is the largest centralized point for natural gas spot and futures trading in the United States. Jefferson Island currently consists of two salt-dome storage caverns with 7.5 Bcf of working gas capacity, 0.7 Bcf per day of withdrawal capacity and 0.4 Bcf per day of injection capacity. Jefferson Island provides storage and hub services through its direct connection to the Henry Hub and its interconnections with eight pipelines in the area. Jefferson Island is in the process of seeking approval to add two caverns to the facility, which would expand the total working gas capacity at Jefferson Island from approximately 7.5 Bcf to 19.5 Bcf of working gas capacity.

Corporate

The corporate segment includes AGL Resources’ non-operating business units, principally AGL Services Company and AGL Capital. AGL Services Company is a service company that provides certain centralized shared services to AGL Resources’ various operations. AGL Capital provides for AGL Resources’ ongoing financing needs through a commercial paper program, the issuance of various debt and hybrid securities and other financing arrangements. The corporate segment also includes intercompany eliminations for transactions among AGL Resources’ various operations.

The address of AGL Resources’ principal executive offices is Ten Peachtree Place NE, Atlanta, Georgia 30309, and its telephone number is (404) 584-4000. AGL Capital’s principal address is 2325-B Renaissance Drive, Las Vegas, Nevada 89119, and its telephone number is (702) 967-2442.

Proposed Merger with Nicor

In December 2010, AGL Resources entered into a merger agreement with Nicor Inc., or Nicor. Nicor is a holding company whose primary business is natural gas distribution. Nicor’s major subsidiaries include Northern Illinois Gas Company, doing business as Nicor Gas Company, one of the nation’s largest distributors of natural gas, and Tropical Shipping, a transporter of containerized freight in the Bahamas and the Caribbean region. Nicor also owns several energy-related ventures which provide energy-related products and services to retail markets; provide wholesale natural gas marketing services; and develop natural gas storage facilities, including Central Valley Gas Storage, a depleted reservoir storage facility in north-central California. Nicor Gas serves approximately 2.2 million customers in the northern third of Illinois, excluding the city of Chicago.

The merger agreement provides that each share of Nicor common stock outstanding at the effective time of the merger, other than shares to be cancelled and shares held by dissenting Nicor shareholders, will be converted into the right to receive consideration consisting of $21.20 in cash and 0.8382 shares of AGL Resources’ common stock, subject to adjustment in certain circumstances.

The shareholders of both AGL Resources and Nicor have approved the proposed merger, and the Department of Justice and the Federal Trade Commission have granted early termination of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976. Furthermore, this offering of senior notes, together with AGL Capital’s concurrent public offering of its 3.500% Senior Notes due 2021 described below, constitutes the last portion of the approximately $979 million in new permanent debt financing AGL Resources projects it will need in order to fund the cash portion of the purchase price.

The completion of the proposed merger is however still subject to the receipt of all required regulatory approvals from, among others, the Illinois Commerce Commission, or the ICC. In January 2011, AGL Resources filed a joint application with Nicor with the ICC for approval of the proposed merger. In April 2011, the ICC staff and several participating intervenors submitted initial testimony recommending that the ICC deny the joint application or that it impose various requirements on the joint applicants as conditions of approval. AGL Resources and Nicor submitted joint rebuttal testimony to the ICC in May 2011, and hearings were held on the matter in July 2011. The ICC has eleven months to act on the application with the deadline for action being December 16, 2011. Completion of the proposed merger is also subject to other customary conditions.

The merger agreement contains certain termination rights for both AGL Resources and Nicor, and further provides for the payment of fees and expenses upon termination under specified circumstances. Subject to the closing conditions, the proposed merger is currently expected to be completed in the fourth quarter of 2011.

Concurrent Offering of New Series Notes

Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering $300,000,000 aggregate principal amount of our 3.500% Senior Notes due 2021, which we sometimes refer to as the “New Series Notes.” The New Series Notes will also be guaranteed by AGL Resources.

The New Series Notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness, including the senior notes offered hereby. The New Series Notes will accrue interest at a rate of 3.500% per year, which will be payable on March 15 and September 15 of each year, beginning on March 15, 2012. The New Series Notes will mature on September 15, 2021. We may redeem some or all of the New Series Notes, at our option, at any time on or after June 15, 2021 at a redemption price equal to 100% of the principal amount to be redeemed, plus, in each case, accrued and unpaid interest on the notes being redeemed to the redemption date. In addition, we may redeem some or all of the New Series Notes, at our option, at any time prior to June 15, 2021 at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis using an adjusted treasury rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the notes being redeemed to the redemption date.

We expect that the net proceeds from the concurrent New Series Notes offering, after deducting the underwriting discounts and estimated expenses, will be approximately $293 million, although we may, in our discretion, increase or decrease the size of such offering. In addition, there can be no assurance that the New Series Notes offering will be completed.

The completion of this offering is not contingent upon the completion of the offering of the New Series Notes and the offering of the New Series Notes is not contingent upon the completion of this offering.

The foregoing description is a summary of the material provisions of the New Series Notes we are offering in the concurrent offering and does not purport to be complete. This summary is subject to and qualified by reference to all of the provisions of the New Series Notes, which are summarized in the related prospectus supplement. The description and other information in this prospectus supplement regarding the New Series Notes offering is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, the New Series Notes.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the senior notes, see “Description of the Senior Notes” in this prospectus supplement.

Issuer	AGL Capital Corporation.

Guarantor	AGL Resources Inc., but not any of its subsidiaries, will fully and unconditionally guarantee the payment of the senior notes.

Securities	5.875% Senior Notes due 2041. The senior notes are part of a series originally issued by us in the aggregate principal amount of $500,000,000 on March 21, 2011. The senior notes offered hereby will form a single series with the previously issued notes, will have the same CUSIP number and will trade interchangeably with those notes immediately upon settlement.

Aggregate Principal Amount	$200,000,000. Upon completion of this offering, $700,000,000 aggregate principal amount of the series will be outstanding.

Interest	5.875% per year accruing from September 15, 2011.

Maturity Date	March 15, 2041.

Interest Payment Dates	March 15 and September 15 of each year, beginning March 15, 2012.

Use of Proceeds	We expect the net proceeds from the sale of the senior notes will be used: (1) if the proposed Nicor merger is consummated, to partially pay the cash consideration and expenses in connection with the merger, or to repay short-term indebtedness that can be used for such purposes; or (2) if the merger is not completed, for general corporate purposes.

Record Dates	March 1 and September 1 of each year.

Interest Calculations	Based on a 360-day year of twelve 30-day months.

Ranking	The senior notes will rank equally in right of payment with each other and AGL Capital’s other unsecured and unsubordinated obligations outstanding from time to time. AGL Resources’ guarantee will similarly be an unsecured and unsubordinated obligation of AGL Resources.

Sinking Fund	None.

Form and Denomination	The senior notes initially will be issued in book-entry form and will be represented by one or more registered senior notes in global form deposited with or on behalf of, and registered in the name of, a nominee of The Depository Trust Company. The senior notes will be initially issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Redemption	The senior notes may be redeemed, in whole or in part, at our option, at any time, at the redemption prices described beginning on page S-14.

Issuance of Additional Notes	We may, without the consent of the holders of the senior notes, increase the principal amount of the senior notes by issuing additional senior notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional senior notes, and with the same CUSIP number as the senior notes offered hereby. The senior notes offered by this prospectus supplement and any additional senior notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture. No additional senior notes may be issued if any event of default has occurred with respect to the senior notes.

SUMMARY AGL RESOURCES HISTORICAL

AND PRO FORMA FINANCIAL INFORMATION

Set forth in the tables below are summary historical and pro forma financial and other data about AGL Resources. We derived the summary historical and other data in the tables as of and for the years ended December 31, 2010, 2009 and 2008 from AGL Resources’ audited financial statements, and as of and for the six-month periods ended June 30, 2011 and 2010 from AGL Resources’ unaudited financial statements. The unaudited financial statements were prepared on the same basis as the audited financial statements and in management’s opinion include all adjustments, consisting of normal recurring entries, which we consider necessary for a fair presentation of AGL Resources’ financial position and results of operations for these periods. You should read the historical data in conjunction with AGL Resources’ consolidated financial statements and related notes that have been incorporated by reference in this prospectus supplement and the accompanying prospectus.

The summary unaudited pro forma financial data are derived from the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus. The pro forma income statement data for the year ended December 31, 2010 and the six months ended June 30, 2011 give effect to AGL Resources’ proposed merger with Nicor as if it were completed on January 1, 2010. The pro forma statement of financial position data as of June 30, 2011 give effect to the merger as if it were completed on June 30, 2011.

The historical consolidated financial information has been adjusted in the pro forma financial data to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the unaudited pro forma income statement data, expected to have a continuing impact on the combined results of AGL Resources and Nicor. As such, the impact from merger-related expenses is not included in the accompanying pro forma income statement data. However, the impact of these expenses is reflected in the pro forma statement of financial position data as a decrease to retained earnings. In addition, the pro forma financial data do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger. Further, the pro forma financial data do not reflect the effect of any regulatory actions that may impact the pro forma financial data when the merger is completed.

Completion of the proposed merger is subject to certain conditions, and there can be no guarantee that it will actually be completed. You should read the summary unaudited pro forma financial data in conjunction with the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus. The pro forma financial data have been presented for illustrative and informational purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. In addition, the pro forma financial data are subject to certain assumptions and estimates underlying the pro forma adjustments, as described in the notes accompanying the unaudited pro forma condensed combined financial information incorporated by reference herein. Since the pro forma financial data have been prepared based on preliminary estimates, the final amounts recorded at the date of the proposed merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

(Dollars in millions, except per share data)	Six Months Ended June 30,			Year Ended December 31,
	(Unaudited)
	2011 Pro Forma	2011 Historical	2010	2010 Pro Forma	2010 Historical	2009	2008
				(Unaudited)
Income Statement Data:
Operating revenues	$2,767	$1,253	$1,362	$5,083	$2,373	$2,317	$2,800
Operating expenses	2,353	955	1,061	4,347	1,873	1,841	2,322

Operating income	414	298	301	736	500	476	478
Other income (expense)	12	3	2	8	(1)	9	6
Interest expenses	(96)	(61)	(54)	(184)	(109)	(101)	(115)

Earnings before income taxes	330	240	249	560	390	384	369
Income tax expenses	118	87	90	201	140	135	132

Net income	212	153	159	359	250	249	237
Less net income attributable to noncontrolling interest	11	11	11	16	16	27	20

Net income attributable to AGL Resources Inc.	$201	$142	$148	$343	$234	$222	$217

Basic earnings per common share attributable to AGL Resources Inc.	$1.73	$1.83	$1.91	$2.95	$3.02	$2.89	$2.85
Diluted earnings per common share attributable to AGL Resources Inc.	$1.72	$1.82	$1.90	$2.94	$3.00	$2.88	$2.84
Weighted average number of common shares outstanding:
Basic	116.5	77.8	77.3	116.1	77.4	76.8	76.3
Diluted	117.0	78.3	77.7	116.5	77.8	77.1	72.6

(Dollars in millions)	As of June 30,		As of December 31,
	(Unaudited)
	2011 Pro Forma	2011 Historical	2010	2009	2008
Statement of Financial Position Data:
Total assets	$12,958	$7,217	$7,518	$7,074	$6,710
Short-term debt (1)	420	154	1,033	602	866
Long-term debt	3,508	2,164	1,673	1,974	1,675

Total debt	$3,928	$2,318	$2,706	$2,576	$2,541
AGL Resources Inc. common shareholders’ equity	$3,422	$1,896	$1,813	$1,780	$1,652
Noncontrolling interest	18	18	23	39	32

Total equity	$3,440	$1,914	$1,836	$1,819	$1,684

(1)	Short-term debt includes current portion of long-term debt and capital leases.

(Dollars in millions, except per share data)	Six Months Ended June 30,		Year Ended December 31,
	(Unaudited)
	2011	2010	2010	2009	2008
Other Data:
Property, plant & equipment expenditures	$196	$249	$510	$476	$372
Cash dividends declared per common share	$0.90	$0.88	$1.76	$1.72	$1.68
Dividend payout ratio	49%	46%	58%	60%	59%

RISK FACTORS

Investing in the senior notes involves risks. In addition to the risks related to this offering described below, we urge you to consider carefully the information appearing under the caption “Forward-Looking Statements” herein and the additional risks appearing under the caption “Risk Factors” in AGL Resources’ Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 9, 2011, and in its Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed on August 3, 2011, both of which are incorporated by reference in this prospectus supplement, in determining whether to invest in the senior notes.

The guarantee of the senior notes by AGL Resources does not provide significant additional assurance of payment to the holders of the senior notes.

Upon issuance, the senior notes will be guaranteed by our parent company, AGL Resources, on a stand alone basis and will not be guaranteed by any of its subsidiaries. AGL Resources is a holding company and has no operations separate from its investment in us and its other subsidiaries. Therefore, if we should be unable to meet our payment obligations with respect to the senior notes, it is unlikely that AGL Resources would be able to do so either.

Our ability to pay the senior notes may be impaired if AGL Resources or its operating subsidiaries are unable to repay funds to us or to AGL Resources, or if the operating subsidiaries are unable to pay dividends to AGL Resources.

We are a finance subsidiary with no independent operations or operating subsidiaries, and our parent and the guarantor of the senior notes, AGL Resources, is a holding company with no independent operations. AGL Resources’ operations are carried out through its operating subsidiaries, none of which will guarantee the senior notes. This structure may impair our ability to obtain funds to pay the senior notes.

Funds we raise through our financing activities may be loaned to AGL Resources or its operating subsidiaries, or paid as dividends to AGL Resources which may in turn be loaned to or otherwise invested in AGL Resources’ operating subsidiaries. Our ability to pay interest and principal on the senior notes primarily depends on the ability of AGL Resources and its operating subsidiaries to repay funds we have loaned them. In addition, AGL Resources’ ability to repay funds we have loaned them or to otherwise invest funds in us for the purpose of paying the senior notes, or to satisfy its guarantee of the senior notes, depends on the ability of its operating subsidiaries to pay dividends to AGL Resources or repay loans from AGL Resources. The ability of the operating subsidiaries to pay dividends and make other distributions is subject to applicable state law. Claims of some creditors of those subsidiaries may have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of AGL Resources or AGL Capital, including holders of the senior notes. The senior notes and AGL Resources’ guarantee thereof will be effectively subordinated to such creditors of AGL Resources’ operating subsidiaries.

There is a limited trading market for the existing notes of the series offered hereby, which could adversely affect the market price and liquidity of the senior notes.

You may find it difficult to sell your senior notes because an active trading market for the senior notes may not develop. There is a limited trading market for the existing notes of the series offered hereby. The existing notes of the series are not listed on any securities exchange or quoted on any quotation system, and we do not intend to apply for listing of the senior notes on any exchange or for inclusion of the senior notes in any automated quotation system. We do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be in the senior notes. As a result, the market price of the senior notes, as well as your ability to sell the senior notes, could be adversely affected.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of the senior notes of approximately $225 million, after deducting offering expenses and the underwriting discount. If the proposed Nicor merger is consummated, we expect the net proceeds from the sale of the senior notes will be used to pay approximately $225 million of the cash consideration and expenses in connection with the merger, or to repay short-term indebtedness that can be used for such purposes.

It is anticipated that the total cash consideration and expenses to be paid if the proposed Nicor merger is completed—currently estimated to be approximately $1 to $1.1 billion—will also be paid with:

•	approximately $195 million of the net proceeds of AGL Capital’s March 2011 public offering of the senior notes, which were used to repay short-term indebtedness that can be used for such purposes;

•	the net proceeds of AGL Capital’s concurrent public offering of New Series Notes;

•

the net proceeds from the issuance by no later than December 31, 2011 of $275 million aggregate principal amount of AGL Capital’s new senior notes in a private offering to various institutional investors pursuant to a note purchase agreement entered into with such purchasers on August 31, 2011; and

•	cash on hand.

If the merger is not completed, we expect to use the proceeds for general corporate purposes, which may include capital expenditures, funding of pension plan obligations, prefunding of future debt maturities or other purposes.

As of September 13, 2011, we had $322 million aggregate principal amount of outstanding commercial paper with a weighted-average annualized yield of 0.34% and maturities of under 30 days.

In the event additional financing is needed at the time of the consummation of the proposed merger, AGL Resources and AGL Capital have entered into a bridge term loan credit agreement that can be used to finance the cash consideration to be paid in the proposed merger and related expenses. The amount that may be borrowed under the bridge facility is currently approximately $852 million, and will generally be reduced by the amount of the net cash proceeds of this offering of senior notes, AGL Capital’s concurrent public offering of its New Series Notes and its issuance in a private offering of $275 million aggregate principal amount of AGL Capital’s new senior notes. The bridge facility matures 364 days after any funds are borrowed, and repaid amounts may not be reborrowed. No amounts have been borrowed under the bridge facility as of the date of this prospectus supplement. An affiliate of Goldman, Sachs & Co. serves as the administrative agent, sole lead arranger and sole bookrunner for the bridge facility; affiliates of SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC serve as co-syndication agents; and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC serve as co-documentation agents. None of the net proceeds from this offering will be paid to the underwriters or their affiliates in connection with the bridge facility.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years are as follows:

	Six Months Ended June 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges	4.45 x	4.00 x	4.08 x	3.73 x	3.52 x	3.56 x

For purposes of computing the ratio of the earnings to fixed charges, earnings consist of the sum of income from continuing operations before income taxes and fixed charges, as discussed below, less capitalized interest and noncontrolling interest included in income from continuing operations before income taxes. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest.

CAPITALIZATION

The following table sets forth the consolidated capitalization of AGL Resources as of June 30, 2011:

•	on an actual basis; and

•

on an as adjusted basis giving effect to the application of the approximately $518 million estimated net proceeds from this offering and AGL Capital’s concurrent public offering of its New Series Notes as described above under “Use of Proceeds,” as if the offering and debt repayments had occurred on June 30, 2011.

(Dollars in millions)	As of June 30, 2011
	Actual			As Adjusted
	Amount		Percent	Amount		Percent
Short-term debt	$154	(1)(2)	3.6%	$12	(2)	0.3%
Senior and medium term notes (3)	1,961		46.4	2,461		53.6
Gas facilities revenue bonds	200		4.7	200		4.4
Interest rate swaps	3		—	3		—
Total equity	1,914		45.3	1,914		41.7

	$4,232		100%	$4,590		100%

(1)	Includes commercial paper of approximately $142 million.
(2)	Includes current portion of long-term debt of approximately $10 million and current portion of capital leases of approximately $2 million.
(3)	Does not include $275 million aggregate principal amount of AGL Capital’s new senior notes to be issued by no later than December 31, 2011 in a private offering to various institutional investors pursuant to a note purchase agreement entered into with such purchasers on August 31, 2011.

This information does not give pro forma effect to the proposed Nicor merger. You should read this table in conjunction with the detailed information and financial statements appearing in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

DESCRIPTION OF THE SENIOR NOTES

We will issue the senior notes under the Indenture, dated as of February 20, 2001, by and among AGL Capital, as Issuer, AGL Resources, as Guarantor, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York), as Trustee. The Indenture is more fully described under the caption “Description of Debt Securities” in the accompanying prospectus. The following description of the particular terms of the senior notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities included in the accompanying prospectus under the caption “Description of Debt Securities.”

General

The senior notes will bear interest at the annual rate of 5.875%. Interest will be payable on March 15 and September 15 of each year, beginning on March 15, 2012. Interest on the senior notes will accrue from September 15, 2011. Interest will be paid to the person in whose name a senior note is registered at the close of business on the preceding March 1 and September 1, respectively, subject to certain exceptions. The senior notes will mature on March 15, 2041. AGL Resources, but not any of its subsidiaries, will fully and unconditionally guarantee the payment of the senior notes.

The senior notes are part of a series originally issued by us in the aggregate principal amount of $500,000,000 on March 21, 2011. The senior notes offered hereby will form a single series with the previously issued notes, will have the same CUSIP number and will trade interchangeably with those notes immediately upon settlement. Upon completion of this offering, $700,000,000 aggregate principal amount of the series will be outstanding. Pre-issuance interest accrued from and including September 15, 2011 to but excluding the delivery date, in the aggregate amount of $163,194.44, will be paid on March 15, 2012 to holders of the notes on March 1, 2012, along with interest accrued on the senior notes from the date of delivery to March 15, 2012.

Denominations

The senior notes will be issued in global form in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking of Senior Notes and Guarantee

The senior notes will rank equally in right of payment with each other (including with senior notes previously issued in this series) and AGL Capital’s other unsecured and unsubordinated obligations from time to time outstanding. AGL Resources’ guarantee will similarly be an unsecured and unsubordinated obligation of AGL Resources. As of June 30, 2011, AGL Resources had approximately $2.3 billion of other unsecured and unsubordinated obligations outstanding.

Issuance of Additional Senior Notes

We may, without the consent of the holders of the senior notes, increase the principal amount of the senior notes by issuing additional senior notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional senior notes, and with the same CUSIP number as the senior notes offered hereby. The senior notes offered by this prospectus supplement and any additional senior notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture. No additional senior notes may be issued if any event of default has occurred with respect to the senior notes.

Optional Redemption

We may redeem the senior notes, in whole or in part, at our option, at any time on or after September 15, 2040 at a redemption price equal to 100% of the principal amount of the senior notes to be redeemed, plus, in each case, accrued and unpaid interest on the senior notes being redeemed to the redemption date.

In addition, we may redeem the senior notes, in whole or in part, at our option, at any time after issuance and prior to September 15, 2040 at a redemption price equal to the greater of:

•	100% of the principal amount of the senior notes to be redeemed, or

•

as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points;

plus, in each case, accrued and unpaid interest on the senior notes to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) is equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the senior notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such senior notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Trustee after consultation with us.

“Reference Treasury Dealer” means each of (1) a Primary Treasury Dealer selected by Goldman, Sachs & Co., Morgan Stanley & Co. LLC, RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; and (2) any other Primary Treasury Dealers selected by the Trustee after consultation with us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We will give notice to The Depository Trust Company, or DTC, of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. If we redeem only some of the senior notes, it is the practice of DTC to determine by lot the amount of senior notes to be redeemed from each of its participating institutions. Notice by DTC to these participants and by participants to “street name” holders of indirect interests in the senior notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior notes or portions of the senior notes called for redemption.

Information Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture and has been appointed by us as the paying agent and security registrar with regard to the senior notes.

Book Entry System

The senior notes initially will be represented by one or more registered senior notes in global form. Upon issuance, each of such global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants or indirectly through organizations that are participants in DTC, including Euroclear Bank S.A., N.V., as operator of the Euroclear System, referred to as Euroclear, and Clearstream Banking, société anonyme, Luxembourg, referred to as Clearstream. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for senior notes in certificated form except in the limited circumstances described below.

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the senior notes represented by that global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have senior notes represented by the global note registered in their names;

•	will not receive or be entitled to receive certificated senior notes; and

•

will not be considered the owners or holders of the senior notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction, consent or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of senior notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the senior notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

A global note will be exchangeable for senior notes in registered, certificated form if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	there shall have occurred and be continuing an event of default under the Indenture.

Any global note that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated senior notes in registered form, of like tenor and of an equal aggregate principal amount as the global note, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee or the paying agent designated for such purpose will register the certificated senior notes in the name or names instructed by DTC. We expect that those instructions will be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global note.

Owners of beneficial interests in any global note may elect to hold their interests in such global note either in the United States through DTC or outside the United States through Clearstream or Euroclear, if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depository for each of Clearstream and Euroclear, which U.S. depositories will in turn hold interests on behalf of their participants’ customers’ securities accounts.

Clearstream has advised us that it is a limited liability company organized under the laws of Luxembourg. Clearstream is owned by Cedel International, société anonyme, and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the senior notes. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the senior notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the senior notes. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian Law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfer of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to senior notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

The information in this section concerning DTC and its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of senior notes by an initial beneficial owner of the senior notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, as amended (the “Treasury Regulations”), administrative rulings and pronouncements and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not sustain any challenge by the IRS in the event of litigation.

This summary assumes that the senior notes will be held as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax consequences arising under the laws of any state, local or non-U.S. jurisdiction. In addition, this summary does not address all tax considerations that may be applicable to your particular circumstances (such as the alternative minimum tax provisions of the Code), or to certain types of holders subject to special tax rules, including, without limitation, partnerships, banks, financial institutions or other “financial services” entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting, persons that hold senior notes as part of a “straddle”, a “hedge”, a “conversion transaction” or other arrangement involving more than one position, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar and certain former citizens or permanent residents of the United States.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR NON-U.S. TAX LAWS.

As used in this discussion, a “U.S. Holder” is a beneficial owner of a senior note that is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used in this discussion, a “Non-U.S. Holder” is a beneficial owner of the senior notes that is neither a U.S. Holder nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the senior notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the senior notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the senior notes.

Consequences to U.S. Holders

Qualified Reopening

We intend to treat the senior notes offered hereby as being issued in a “qualified reopening” of our 5.875% Senior Notes due 2041 that were issued on March 21, 2011. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the senior notes will have the same issue date and same issue price as the original senior notes for U.S. federal income tax purposes. Because the original senior notes were not issued with “original issue discount” for U.S. federal income tax purposes, the senior notes offered hereby also do not have original issue discount. The remainder of this discussion assumes the correctness of the treatment described in this paragraph.

Payments of Interest

Stated interest on a senior note other than any accrued interest to which a portion of your purchase price is allocated, as described below under “—Pre-issuance Accrued Interest”) will be includible in the gross income of a U.S. Holder as ordinary interest income at the time it is paid or at the time it accrues in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Pre-issuance Accrued Interest

The aggregate purchase price of the senior notes issued pursuant to this offering will include interest accrued at the applicable rate of interest from September 15, 2011 to but excluding the delivery date, which we call “pre-issuance accrued interest.” Pre-issuance accrued interest will be included in the accrued interest to be paid on the senior notes on the first interest payment date after the issuance of the senior notes, which will be March 15, 2012. We intend to take the position that a portion of the March 15, 2012 interest payment equal to the pre-issuance accrued interest will be treated as a return of the pre-issuance accrued interest, and not as an amount payable on the senior notes. If this position is respected, our payment of such pre-issuance accrued interest would not be treated as taxable interest income to U.S. Holders of the senior notes and the amount of the pre-issuance accrued interest will reduce your adjusted tax basis. Prospective purchasers of the senior notes are urged to consult their tax advisors with respect to the tax treatment of pre-issuance accrued interest.

Bond Premium

If a senior note is purchased at a price in excess of such note’s stated principal amount (excluding any amounts that are treated as pre-issuance accrued interest as described above), a U.S. Holder will have bond premium with respect to that security in an amount equal to such excess. A U.S. Holder generally may elect to amortize the premium using the constant yield method over the remaining term of the senior note and may offset stated interest income otherwise required to be included in respect of the senior note during any taxable year by the amortized amount of such excess for the taxable year. The election to amortize premium on a constant yield method, once made, will also apply to all other debt obligations with bond premium that a U.S. Holder holds at the beginning of or acquires in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. Holder does not elect to amortize the premium, the premium will decrease the gain or increase the loss such holder would otherwise recognize on the disposition of the senior note. Prospective purchasers of the senior notes are urged to consult their tax advisors with respect to the rules relating to amortizable bond premium and the application to their particular circumstances.

Sale, Exchange or Disposition of Senior Notes

Upon the sale, exchange, retirement or other taxable disposition of a senior note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other taxable disposition (excluding amounts received with respect to accrued interest, which generally will be taxable as ordinary income) and the U.S. Holder’s adjusted tax basis in the senior note. A U.S. Holder’s adjusted tax basis in a senior note will generally equal the amount you paid for the senior note (less any amount attributable to pre-issuance accrued interest, as described above under “—Pre-issuance Accrued Interest”) reduced by any amortized bond premium. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the senior note for more than one year at the time of the sale, exchange, retirement or other taxable disposition. Long-term capital gain of a non-corporate U.S. Holder is currently eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Redemption Option

We may redeem all or part of the senior notes at any time prior to September 15, 2040 at a price that will include an additional amount in excess of the principal amount of the senior notes (see “Description of the Senior Notes—Optional Redemption”). Under the applicable Treasury Regulations, if based on all the facts and circumstances as of the date on which the senior notes are issued there is a remote likelihood that a contingent redemption will occur, it is assumed that such redemption will not occur. We believe that as of the expected issue date of the senior notes, the likelihood of our redeeming the senior notes at our option is, for this purpose, remote. Our determination is not binding on the IRS, and if the IRS were to challenge this determination, you may be required to accrue additional income on the senior notes, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such senior notes before the resolution of the contingency. In the event that this contingency were to occur, it would affect the amount and timing of the income that you recognize. U.S. Holders should consult their own tax advisors regarding the potential application to the senior notes of the contingent payment debt regulations and the consequences thereof.

Information Reporting and Backup Withholding

Generally, we must report to the IRS the amount of the payments of interest on or the proceeds of the sale or other disposition of the senior notes, the name and address of the recipient and the amount, if any, of tax withheld. These information reporting requirements apply even if no tax was required to be withheld, but they do not apply with respect to U.S. Holders that are exempt from the information reporting rules, such as corporations. A similar report is sent to the recipient.

In general, backup withholding (currently at the rate of 28%) will apply to payments received by a U.S. Holder with respect to the senior notes unless the U.S. Holder (i) is a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding tax rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Medicare Tax on Investment Income

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010. This legislation requires certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” including, among other things, interest and gain on sale in respect of securities like the senior notes, subject to certain exceptions, for taxable years beginning after December 31, 2012. Prospective investors should consult their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of the senior notes.

Consequences to Non-U.S. Holders

Payments of Interest

Interest payable on the senior notes by us or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote; (ii) such Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and (iii) certain certification requirements (summarized below) are met (the “Portfolio Interest Exemption”). If a Non-U.S. Holder of a senior note is engaged in a trade or business in the United States, and if interest on such senior note is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from U.S. withholding tax, generally will be subject to U.S. federal income tax on such interest in the same manner as a U.S. Holder described above. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on a senior note will be included in the earnings and profits of such Non-U.S. Holder if such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder).

Interest on a senior note paid to a Non-U.S. Holder generally will qualify for the Portfolio Interest Exemption or, as the case may be, the exception from withholding for income effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable tax treaty, attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) if, at the time such payment is made, the withholding agent holds a valid Form W-8BEN or Form W-8ECI and, if necessary, a Form W-8IMY, respectively (or an acceptable substitute form), from the Non-U.S. Holder and can reliably associate such payment with such Form W-8BEN or W-8ECI. In addition, under certain circumstances, a withholding agent is allowed to rely on Form W-8BEN (or an acceptable substitute form) furnished by a financial institution or other intermediary on behalf of one or more Non-U.S. Holders (or other intermediaries) without having to obtain copies of the Non-U.S. Holder’s Form W-8BEN (or substitute thereof), provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a “qualified intermediary”, and may not be required to withhold on payments made to certain other intermediaries if certain conditions are met.

Sale, Exchange or Disposition of Senior Notes

A Non-U.S. Holder of senior notes generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of such senior notes unless (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who holds the senior notes as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and either (a) such individual has a U.S. “tax home” (as defined for U.S. federal income tax purposes) or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual. A Non-U.S. Holder that is described under clause (i) will be subject to the U.S. federal income tax on the net gain except as otherwise required by an applicable tax treaty and, if such Non-U.S. Holder is a foreign corporation, it may also be subject to the branch profits tax at a 30% rate (or a lower rate if so specified by an applicable tax treaty). An individual Non-U.S. Holder that is described under clause (ii) above will be subject to a flat 30% tax on the gain derived from the sale, exchange or other disposition, which may be offset by U.S. source capital losses (notwithstanding the fact that the Non-U.S. Holder is not considered a U.S. resident).

Information Reporting and Backup Withholding

We will, when required, report to the IRS and to each Non-U.S. Holder the amount of any interest paid to, and the tax withheld, if any, with respect to, such Non-U.S. Holder, regardless of whether any tax was actually withheld on such payments. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific treaty or agreement. Backup withholding and information reporting will not apply to payments of interest on or principal of the senior notes by us or our agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury. Sales or exchanges of the senior notes by a Non-U.S. Holder may be subject to information reporting, and may be subject to backup withholding at the applicable rate, currently 28%, unless the seller certifies its non-U.S. status (and certain other conditions are met) or otherwise establishes an exemption.

Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability of any amounts withheld under the backup withholding rules provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

Foreign Financial Institutions

On March 18, 2010, President Obama signed into law the Hiring Incentives to Restore Employment Act (the “Act”). The Act imposes withholding taxes on certain types of payments made to “foreign financial institutions” (as specifically defined in the Act) and certain other non-United States entities (including financial intermediaries) after December 31, 2012. This withholding requirement is being phased in beginning with payments made on or after January 1, 2014. These requirements are different from, and in addition to, the withholding tax requirements described above. The Act imposes a 30% withholding tax on “withholdable payments” to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. For these purposes, a “withholdable payment” includes any interest payments originating from a United States source (including original issue discount), dividends, rents, compensation and other fixed or determinable annual or periodical gains, profits and income. If the payee is a foreign financial institution, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective purchasers of the senior notes should consult their tax advisors regarding this legislation and the potential implications of this legislation on their particular circumstances.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the senior notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of senior notes indicated in the following table.

Underwriters	Principal Amount of Senior Notes
Goldman, Sachs & Co.	$50,098,000
Morgan Stanley & Co. LLC	28,762,000
SunTrust Robinson Humphrey, Inc.	28,762,000
Wells Fargo Securities, LLC	28,762,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	28,762,000
Credit Agricole Securities (USA) Inc.	5,809,000
Deutsche Bank Securities Inc.	5,809,000
Mitsubishi UFJ Securities (USA), Inc.	5,809,000
RBS Securities Inc.	5,809,000
Scotia Capital (USA) Inc.	5,809,000
U.S. Bancorp Investments, Inc.	5,809,000

Total	$200,000,000

The underwriters are committed to take and pay for all of the senior notes being offered, if any are taken.

The underwriters propose initially to offer the senior notes to the public at the public offering price plus accrued and unpaid interest set forth on the cover of this prospectus supplement, and may offer the senior notes to securities dealers at the public offering price minus a concession of up to 0.50% of the principal amount of the senior notes. The underwriters may allow, and the securities dealers may reallow, a concession of up to 0.25% of the principal amount of the senior notes on sales to other securities dealers. If all the senior notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the senior notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have been advised by the underwriters that the underwriters intend to make a market in the senior notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the senior notes.

In connection with the offering, the underwriters may purchase and sell senior notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of senior notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the senior notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased senior notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the senior notes. As a result, the price of the senior notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the senior notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100, or if the Relevant Member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the senior notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of the senior notes to the public” in relation to any senior notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe for the senior notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act 2000, or the FSMA) received by it in connection with the issue or sale of the senior notes in circumstances in which Section 21(1) of the FSMA does not apply to us or AGL Resources; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the United Kingdom.

The senior notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong); (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the senior notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The senior notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any senior notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes may not be circulated or distributed, nor may the senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA); (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the senior notes under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $130,000.

The underwriters in this offering are also the underwriters in the concurrent offering of the New Series Notes.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Affiliates of certain of the underwriters are lenders under our credit facility and bridge facility. A portion of the proceeds from the offering of the senior notes may be used for the repayment of short-term indebtedness incurred under our commercial paper program. Certain of the underwriters may be participants in our commercial paper program and, as a result, may receive proceeds from this offering.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such short positions could adversely affect future trading prices of the senior notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPERTS

The financial statements, related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of AGL Resources for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SENIOR NOTES

Legal matters regarding the validity of the senior notes offered by this prospectus supplement will be passed upon on behalf of us and AGL Resources by AGL Resources’ counsel, Kilpatrick Townsend & Stockton LLP, and with regard to the laws of the State of Nevada, Woodburn and Wedge. Various legal matters relating to the offering will be passed on for the underwriters by Troutman Sanders LLP.

WHERE YOU CAN FIND MORE INFORMATION

AGL Resources files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s public reference room at:

Public Reference Room

100 F Street, N.E.

Washington, DC 20549

You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. AGL Resources’ SEC filings are also available to the public from commercial document retrieval services and at the website that the SEC maintains at http://www.sec.gov. In addition, materials and information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, where AGL Resources’ common stock is listed.

This prospectus supplement and the accompanying prospectus are part of a registration statement that AGL Resources filed with the SEC. The full registration statement may be obtained from the SEC or AGL Resources, as indicated above. Documents and forms of documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow AGL Resources to “incorporate by reference” information it files with the SEC into this prospectus. This means that AGL Resources and AGL Capital can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date AGL Resources files that document. Any reports filed by AGL Resources with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.

AGL Resources incorporates by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) (SEC File No. 001-14174):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on February 9, 2011;

•	Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2011, filed on May 3 and August 3, 2011, respectively; and

•

Current Reports on Form 8-K filed on January 18, February 9, March 14, March 21, April 22, May 3, May 5, May 6, May 26, June 14, August 2, August 3, September 7 and September 15, 2011 (except, in each case, for items in the preceding reports deemed “furnished” instead of “filed” under the Securities Exchange Act of 1934, and exhibits furnished pursuant to those items).

The Current Report on Form 8-K filed on September 15, 2011 includes unaudited pro forma condensed combined financial information.

AGL Resources also incorporates by reference all documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and prior to the termination of the offering.

You can obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from AGL Resources, or from the SEC through the SEC’s website at the address described above. Documents incorporated by reference are available from AGL Resources without charge, excluding any exhibits to those documents, unless the exhibit is also specifically incorporated by reference in this prospectus supplement or the accompanying prospectus. You can obtain documents incorporated by reference in this prospectus supplement or the accompanying prospectus by requesting them in writing or by telephone from AGL Resources at the following address:

AGL Resources Inc.

Ten Peachtree Place, N.E., Location 1071

Atlanta, Georgia 30309

Investor Relations

Telephone: (404) 584-4577

P R O S P E C T U S

AGL Resources Inc.

AGL Capital Corporation

AGL Capital Trust II

Debt Securities

Guarantee of Debt Securities

Trust Preferred Securities

Guarantee with respect to the Trust Preferred Securities

Junior Subordinated Debentures

Guarantee with respect to the Junior Subordinated Debentures

Common Stock

Preferred Stock

Purchase Contracts

Guarantee of Purchase Contracts

Warrants

Guarantee of Warrants

Units

Guarantee of Units

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The securities offered in this prospectus and the applicable prospectus supplement may be offered at a fixed public offering price or at varying prices determined at the time of sale.

Our common stock trades on the New York Stock Exchange under the symbol “AGL.” There is no established public trading market for any of the other securities offered in this prospectus.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 17, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings up to an indeterminate total dollar amount.

This prospectus provides you with a general description of us and some of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information incorporated into this prospectus or described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein is accurate as of any date other than the dates indicated in those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we refer to debt securities, guarantees of debt securities, trust preferred securities and related guarantees, junior subordinated debentures and related guarantees, common stock, preferred stock, purchase contracts and related guarantees, warrants and related guarantees, and units and related guarantees collectively as “securities.” AGL Resources Inc. may be referred to herein as “AGL Resources” and AGL Capital Corporation may be referred to as “AGL Capital.” AGL Capital Trust II is referred to as the “trust.” The terms “we,” “us” and “our” refer to the consolidated operations of AGL Resources, including AGL Capital and the trust, unless otherwise indicated.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, who may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to us and the trust, as applicable.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Additionally, shares of common stock may be offered and sold from time to time by a selling shareholder named in a prospectus supplement who has acquired, or will acquire, our common stock in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution.” Specific information with respect to any offer and sale by any selling shareholder will be set forth in the prospectus supplement relating to that transaction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s public reference room at:

Public Reference Room

100 F Street, N.E.

Washington, DC 20549

You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide website that the SEC maintains at http://www.sec.gov. In addition, materials and information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, where our common stock is listed.

This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or us, as indicated below. Documents and forms of documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on February 4, 2010 (SEC File No. 001-14174);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on April 27, 2010 (SEC File No. 001-14174);

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed on July 29, 2010 (SEC File No. 001-14174);

•	Current Reports on Form 8-K filed on January 21, March 24, and April 27, 2010 and on Form 8-K/A on March 26 and May 26, 2010 (SEC File No. 001-14174); and

•	Description of Common Stock contained in Registration Statement on Form 8-A (Item 1) filed on March 6, 1996 (SEC File No. 001-11659).

We also incorporate by reference all documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus and prior to the termination of the offering.

You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC’s Internet website at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is also specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

AGL Resources Inc.

Ten Peachtree Place, N.E., Location 1071

Atlanta, Georgia 30309

Investor Relations

Telephone: (404) 584-3801

FORWARD-LOOKING STATEMENTS

This prospectus and accompanying prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. These statements, which may relate to such matters as future earnings, growth, supply and demand, costs, subsidiary performance, new technologies and strategic initiatives, are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements involve matters that are not historical facts, and because these statements involve anticipated events or conditions, forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe that our expectations are reasonable in view of currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors – many beyond our control – that could cause results to differ significantly from our expectations. Such events, risks and uncertainties include, but are not limited to:

•	changes in price, supply and demand for natural gas and related products;

•	the impact of changes in state and federal legislation and regulation, including any changes related to climate matters;

•	actions taken by government agencies on rates and other matters;

•	concentration of credit risk;

•	utility and energy industry consolidation;

•

the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects;

•	the impact of acquisitions and divestitures;

•	direct or indirect effects on our business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors;

•	interest rate fluctuations;

•	financial market conditions, including recent disruptions and volatility in the global capital markets and lending environment and the current U.S. economic downturn;

•	general economic conditions;

•	uncertainties about environmental issues and the related impact of such issues;

•	the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business;

•	the impact of natural disasters such as hurricanes on the supply and price of natural gas;

•	acts of war or terrorism; and

•	other factors that are described in AGL Resources’ documents on file with the SEC.

Any forward-looking statements should be considered in light of such important factors. You should not place undue reliance on any forward-looking statement, which speaks only as of the date on which such statement is made. We do not undertake any obligation to update any such statement to reflect subsequent circumstances or events except as required by law.

AGL RESOURCES INC.

AGL Resources is an energy services holding company, headquartered in Atlanta, Georgia, whose principal business is the distribution of natural gas in six states: Florida, Georgia, Maryland, New Jersey, Tennessee and Virginia. AGL Resources operates six utilities which, combined, serve approximately 2.3 million end-use customers, making it the largest distributor of natural gas in the southeastern and mid-Atlantic regions of the United States based on customer count. AGL Resources is also involved in various related businesses, including retail natural gas marketing to end-use customers in Georgia, Ohio and Florida; natural gas asset management and related logistics activities for its own utilities as well as for other nonaffiliated companies; natural gas storage arbitrage and related activities; and the development and operation of high-deliverability underground natural gas storage assets.

The principal executive office of AGL Resources is located at Ten Peachtree Place N.E., Atlanta, Georgia 30309, and its telephone number is (404) 584-4000.

AGL CAPITAL CORPORATION

AGL Capital Corporation is a wholly-owned subsidiary of AGL Resources. AGL Capital was established to provide for the ongoing financing needs of AGL Resources through a commercial paper program, the issuance of various debt and hybrid securities and other financing arrangements. The principal address of AGL Capital is 2325-B Renaissance Drive, Las Vegas, Nevada 89119, and its telephone number is (702) 967-2442.

AGL CAPITAL TRUST II

The trust is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by AGL Capital, as depositor of the trust, the property trustee, the Delaware trustee and the administrative trustees, each as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the trust will be amended and restated in its entirety before the issuance of trust preferred securities by the trust. We will refer in this prospectus to the trust agreement, as so amended and restated, as the “trust agreement.” The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The trust exists for the exclusive purposes of:

•	issuing trust preferred securities and common securities representing undivided beneficial interests in the assets of such trust;

•

investing the gross proceeds of the sale of trust preferred securities and common securities, collectively referred to in this prospectus as the “trust preferred securities,” in junior subordinated debt securities; and

•	engaging only in those activities necessary or incidental thereto.

AGL Resources will directly or indirectly own all of the common securities of the trust. The common securities of the trust rank equally with the trust preferred securities of the trust. The trust will make payment on its trust preferred securities pro rata, except that upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. AGL Capital will acquire common securities of the trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

The trust’s business and affairs will be conducted by its trustees, each of whom will be appointed by AGL Capital as holder of the common securities. The trustees will be The Bank of New York Mellon Trust Company, N.A., as the “property trustee,” The Bank of New York Mellon (Delaware), as the “Delaware trustee,” and two individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with AGL Capital. The Bank of New York Mellon Trust Company, N.A., as property trustee, will act as sole trustee under the trust agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York Mellon Trust Company, N.A. will also act as indenture trustee under an indenture among AGL Capital, AGL Resources and The Bank of New York Mellon Trust Company, N.A. relating to the junior subordinated debentures. See “Description of Junior Subordinated Debentures.”

If an event of default under the trust agreement has occurred and is continuing, the holder of the common securities of the trust, or the holders of a majority in liquidation amount of the trust preferred securities of the trust, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holder of the common securities, and in no event will the holders of trust preferred securities have that right.

Unless otherwise specified in the applicable prospectus supplement, the trust has a term of 40 years, but may be dissolved earlier as provided in the trust agreement.

AGL Capital will pay all fees and expenses related to the trust and the offering of trust preferred securities.

FINANCIAL STATEMENTS OF THE TRUST AND ACCOUNTING TREATMENT

If the trust issues and sells the trust securities, and subsequently purchases debt securities from us, we reflect such amounts payable to the trust as “notes payable to trust” in our consolidated financial statements. There are no separate financial statements of the trust in this prospectus. We do not believe such financial statements would be helpful because:

•

The trust is a wholly-owned subsidiary of AGL Capital, and the financial information of AGL Capital and any notes payable to the trust are included with the consolidated financial statements and financial information of AGL Resources, which is filed under the Exchange Act.

•	The trust does not have any independent operations other than issuing the trust preferred securities and common securities and purchasing the junior subordinated debentures.

•

The obligations of AGL Capital and AGL Resources under the junior subordinated debentures and trust preferred securities guarantee have the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. In the event that the trust fails to pay distributions on the trust preferred securities due to a failure of AGL Capital to pay interest or principal on the junior subordinated debentures, pursuant to the trust preferred securities guarantee, a holder of the trust preferred securities may institute a proceeding directly against AGL Capital or AGL Resources for enforcement of AGL Capital’s payment obligations to such holder on the junior subordinated debentures.

The trust is not, and will not become, subject to the information reporting requirements of the Exchange Act.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider any specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds we receive from the sale of the securities described in this prospectus for general corporate purposes, among other things. We may invest funds not immediately required for such purposes in short-term investment grade securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and for the most recent interim period is as follows:

	Six Months Ended June 30, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	4.85	4.08	3.73	3.52	3.56	3.61

For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income from continuing operations before income taxes and the cumulative effect of change in accounting method, interest expense and the portion of rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest.

DESCRIPTION OF DEBT SECURITIES

The debt securities and related guarantees will be issued by AGL Capital under an indenture dated as of February 20, 2001, as supplemented and modified, as necessary, among AGL Capital, AGL Resources and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture provides for the issuance from time to time of debt securities in an unlimited dollar amount and an unlimited number of series. We may also sell hybrid securities that combine certain features of the debt securities and other securities described in this prospectus, or convertible securities that contain some features of the debt securities described below and that are convertible into one or more other securities described in this prospectus. The debt securities will be guaranteed by AGL Resources under the guarantees described below.

The following description of the terms of the debt securities and the guarantees summarizes the material terms that will apply to the debt securities and the guarantees. The description is not complete, and we refer you to the indenture, a copy of which is an exhibit to the registration statement of which this prospectus is a part. For your reference, in several cases below, we have noted the section in the indenture that the paragraph summarizes. The referenced section of the indenture and the definitions of capitalized terms are incorporated by reference in the following summary.

Prospective purchasers of debt securities should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. Debt securities may be issued as Original Issue Discount Securities (as defined below). The special United States federal income tax and other considerations applicable to Original Issue Discount Securities will be described in detail in the applicable prospectus supplement or term sheet relating to an issue of such debt securities. “Original Issue Discount Security” generally means any debt security that (i) is issued at a price lower than its principal amount, (ii) does not require the payment of interest in cash or property (other than debt instruments of the issuer) at least annually throughout the term of the debt security or (iii) provides for interest that is below market rates. An Original Issue Discount Security provides that, upon acceleration of its maturity, an amount less than its principal amount will become due and payable. If a debt security is an Original Issue Discount Security, a portion of its principal amount may be treated as original issue discount. A holder of an Original Issue Discount Security generally must accrue original issue discount over the life of the debt security and generally is taxable on such accrued original issue discount as ordinary income similar to interest even if such holder is on the cash method of accounting. This means that a holder of an Original Issue Discount Security may be required to report and pay tax on original issue discount income before such holder receives the cash that corresponds to that income.

General

The indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder and provides that the debt securities may be issued from time to time in series. The debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated indebtedness, unless otherwise provided in a prospectus supplement.

The prospectus supplement and any related pricing supplement will describe certain terms of the offered debt securities, including:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•

the person or persons to whom interest on the offered debt securities shall be payable on any interest payment date if other than the person in whose name the offered debt security is registered on the regular record date;

•	the date or dates on which the principal of the offered debt securities is payable;

•

the rate or rates (or manner in which interest is to be determined) at which the offered debt securities will bear interest, if any, and the date from which such interest, if any, will accrue and the regular record date for the interest payable on the offered debt securities on any interest payment date;

•	the periods within which, the prices at which and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provision or at the option of the holder, the period or periods within which, and the price or prices at which and the terms and conditions upon which such offered debt securities will be redeemed or purchased;

•	whether the offered debt securities are to be issued in whole or in part in the form of one or more global notes and, if so, the identity of the depositary for such global notes; and

•

any events of default (in addition to those specified in the indenture) or other terms and conditions with respect to the offered debt securities that are not inconsistent with the terms of the indenture.

Unless otherwise provided in the prospectus supplement or a pricing supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof.

One or more series of debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which, at the time of issuance, is below market rates) to be sold at a substantial discount below their stated principal amount. Special federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The indenture provides that all debt securities of any one series need not be issued at the same time and that we may, from time to time, issue additional debt securities of a previously issued series. In addition, the indenture provides that we may issue debt securities with terms different from those of any other series of debt securities and, within a series of debt securities, terms, such as interest rate or manner in which interest is calculated, original issue date, redemption provisions and maturity date, may differ.

Payment of Notes; Transfers; Exchanges

Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date relating to such interest payment date. However, if there has been a default in the payment of interest on any debt security, such defaulted interest may be payable to the holder of such debt security as of the close of business on a date selected by the trustee not more than 15 days and not less than 10 days prior to the date we propose for payment of such defaulted interest. (See Section 307.)

Principal of, and premium and interest, if any, on the debt securities will be payable at the office of the trustee designated for such purpose or at any paying agency we maintain for such purpose. We may appoint one or more paying agents and may remove any paying agent, all in our discretion. The applicable prospectus supplement will identify any paying agent appointed.

The transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of authorized denominations and of like tenor and aggregate principal amount at the office of the trustee designated for such purpose or at any paying agency we maintain for such purpose. We may appoint one or more additional security registrars or transfer agents and may remove any security registrar or transfer agent, all in our discretion. The applicable prospectus supplement will identify any additional security registrar or transfer agent appointed.

No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We will not be required:

•	to issue, register the transfer of or exchange debt securities during the period of 15 days prior to giving any notice of redemption or

•

to issue, register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Redemption

Any terms for the optional or mandatory redemption of the offered debt securities will be set forth in the applicable prospectus supplement. In accordance with the terms of the indenture, debt securities will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the debt securities of any series are to be redeemed, the particular debt securities will be selected by the security registrar by such method as the trustee deems fair and appropriate. (See Sections 403 and 404.)

Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium and interest, if any, on such debt securities and that if such money has not been so received, such notice will be of no force or effect, and we will not be required to redeem such debt securities. (See Section 404.)

Events of Default

The following are events of default under the indenture with respect to debt securities of any series:

•	failure to pay any interest on any debt security within 30 days after the same becomes due and payable;

•	failure to pay principal of or any premium on any debt security within three (3) business days of when due;

•

failure to perform, or breach of, any other covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than that series), continued for 90 days after written notice to us by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities to us and the trustee as provided in the indenture;

•	certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization; and

•	any other event of default provided with respect to the debt securities of that series. (See Section 801.)

No event of default with respect to the debt securities of one series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

If an event of default other than certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization occurs and is continuing, either the trustee or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the outstanding debt securities of that series to be due and payable immediately; provided, however, that if such an event of default occurs and is continuing with respect to more than one series of debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any of such series. (See Section 802.)

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of the debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series, except a default in the payment of principal or premium or interest, if any, or in respect of a provision of the indenture which cannot be amended or modified without the consent of the holder of each outstanding debt security of the series affected. (See Section 813.)

Remedies

At any time after the declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the event or events of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest on all debt securities of such series;

(2)	the principal of and premium, if any, on any debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed hereof in such debt securities;

(3)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities;

(4)	all amounts due to the trustee under the indenture; and

•

any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. (See Section 802.)

The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one of such series; and provided, further, that:

•

such direction will not be in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability in circumstances where reasonable indemnity could not be adequate and

•	the trustee may take any other action it deems proper which is not inconsistent with such direction. (See Section 812.)

The right of a holder of any debt security of such series to institute a proceeding with respect to the indenture is subject to the following conditions precedent:

•	the holder shall have previously given written notice to the trustee of a continuing event of default;

•

the holders of not less than a majority in aggregate principal amount of the outstanding securities of all series in respect to which an event of default shall have occurred and be continuing shall have made a written request to the trustee to institute proceedings in respect of the event of default;

•	the holders shall have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceedings; and

•

the trustee shall have not received direction inconsistent with the written request during the 60 day period by the holders of a majority in aggregate principal amount of the outstanding securities of all series in respect of which an event of default shall have occurred. (See Section 807.)

However, each holder has an absolute right to receive payment of principal and premium and interest, if any, when due and to institute suit for the enforcement of any such payment. (See Section 808.) The indenture provides that the trustee, within 90 days after the occurrence of any default thereunder with respect to the debt securities of a series, is required to give the holders of the indenture securities of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium or interest, if any, on any debt securities of such series, the trustee may withhold such notice if the trustee determines that it is in the interest of such holders to do so; and provided, further, that in the case of an event of default of the character specified above in the third bullet point under “Events of Default,” no such notice shall be given to such holders until at least 75 days after the occurrence thereof. (See Section 902.)

The indenture requires us to annually furnish to the trustee a statement as to our performance of certain obligations and as to any default in such performance. The indenture also requires us to notify the trustee of any event of default within ten days after certain of our officers obtain actual knowledge thereof. (See Section 606.)

Modification, Waiver and Amendment

Certain modifications and amendments of the indenture may be made by us and the trustee without the consent of the holders, including those which:

•	evidence the assumption by any of our successors of our obligations under the indenture or with respect to the debt securities;

•	add to our covenants for the benefit of the holders or surrender any of our rights under the indenture;

•	add any events of default, in addition to those specified in the indenture, with respect to any series of outstanding debt securities;

•

change or eliminate any provision of the indenture or add any new provision to the indenture; provided, however, that if such change, elimination or addition will adversely affect the interests of holders of debt securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no debt security of such series remaining outstanding under the indenture;

•	provide collateral security for the debt securities;

•	establish the form or terms of debt securities of any series;

•

evidence the appointment of a separate or successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the indenture by more than one trustee;

•	provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of debt securities;

•	subject to certain conditions, change the place where debt securities may be transferred, exchanged or paid; or

•

cure any ambiguity or inconsistency or make any other provisions with respect to matters and questions arising under the indenture, provided such provisions shall not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 1201.)

Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (which we refer to as the Trust Indenture Act), is amended after the date of the indenture to require changes to the indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the indenture, the trustee and we may, without the consent of any holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.

Modifications and amendments of the indenture may be made by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series then outstanding under the indenture and affected by such modification or amendment, considered as one class; provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest, if any, on, any debt security;

•	reduce the principal amount of, or premium or interest, if any, on, any debt security;

•	reduce the amount of principal of an original issue discount debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any principal of, or premium or interest, if any, on, any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	reduce the requirements for quorum or voting; or

•

amend provisions of the indenture relating to waivers of covenants affecting the amount of securities that may be authenticated and delivered, waivers of past defaults and supplemental indentures requiring the consent of the holders.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of any other debt securities. (See Section 1202.)

Covenants; Consolidation, Merger and Sale of Assets

We will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all of our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all necessary repairs, renewals, replacements, betterments and improvements thereof to be made, all as, in our judgment, may be necessary so that our business may be properly conducted; provided, however, that the foregoing will not prevent us from discontinuing, or causing the discontinuance of, the operation and maintenance of any of our properties if such discontinuance is, in our judgment, desirable in the conduct of our business and will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 605.)

Subject to the provisions described in the next paragraph, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and rights (charter and statutory) and our franchises; provided, however, that we will not be required to preserve any such right or franchise if, in our judgment, preservation thereof is no longer desirable in the conduct of our business and the failure to preserve any such right or franchise will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 604.)

We may, without the consent of the holders of any of the outstanding debt securities under the indenture, merge into, consolidate with, or sell, lease or convey all or substantially all of our assets to a successor company organized under the laws of the United States, any state thereof or the District of Columbia, provided, however, that such successor company assumes our obligations on the debt securities and under the indenture, that after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both would become an event of default, will have occurred and be continuing, and that we will have delivered to the trustee an opinion of counsel and an officer’s certificate as provided in the indenture. (See Section 1101.) The term “substantially all” when used in reference to the sale, lease or conveyance of our assets has not been interpreted under governing law to represent a specific quantitative test as applied to us and, as a consequence, holders may not be able to determine when we have entered into a transaction that sells, leases or conveys substantially all of our assets. As a result of this uncertainty, it may be difficult for the holders to determine whether such sale, lease or conveyance has occurred and whether to declare an event of default and exercise acceleration rights. Further, there could be a disagreement between the holders and us over whether such a sale, lease or conveyance of our assets qualifies as substantially all of our assets. To the extent that the holders elect to exercise their rights under the indenture resulting from what the holders deem to be a sale, lease or conveyance of substantially all of our assets and we contest such an election, there can be no assurances as to how a court would interpret the meaning of substantially all of our assets.

Satisfaction and Discharge

We may terminate our obligations (except for certain specified surviving obligations described below) under the indenture with respect to debt securities of any series on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee cash or eligible obligations (as defined below) (or a combination thereof) sufficient to pay the principal of and premium, if any, and interest, if any, due and to become due on the debt securities of such series on or prior to their maturity or redemption date in accordance with the terms of the indenture and such debt securities. (See Section 701.)

The indenture, with respect to any and all series of debt securities (except for certain specified surviving obligations) will be discharged and cancelled upon the satisfaction of certain conditions, including:

•

the payment in full of the principal of (and premium, if any) and interest on all of the debt securities of such series or the deposit with the trustee of an amount in cash or eligible obligations (or a combination thereof) sufficient for such payment or redemption, in accordance with the indenture;

•	the payment by us of all other sums required under the indenture; and

•	the delivery of a certificate by us to the trustee stating that all conditions relating to the satisfaction and discharge of the indenture have been complied with. (See Section 702.)

Eligible obligations include:

•

with respect to debt securities denominated in United States dollars, government obligations (which include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof); and

•

with respect to debt securities denominated in a currency other than United States dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such debt securities, as contemplated by the indenture.

Notwithstanding the satisfaction and discharge of our obligations under the indenture as described above, the following obligations of AGL Capital and the trustee in respect of our debt securities shall survive:

•	the obligation to execute, authenticate and deliver temporary securities (Section 304);

•	the obligation to maintain a security register to provide for the registration of the debt securities and the registration of their transfer and exchange (Section 305);

•	the obligation to execute, authenticate and deliver debt securities in exchange for mutilated securities surrendered to the trustee or in exchange for lost and stolen debt securities (Section 306);

•	the obligation to give proper notice of redemption (Section 404);

•	the obligation to give notice of a sinking fund payment date for the debt securities (Section 503);

•

the obligation to maintain an office or agency where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or from the Company may be served (Section 602);

•	the obligation for money for debt securities payments to be held in trust (Section 603);

•	obligations regarding satisfaction and discharge of the debt securities and the indenture and the application of trust money (Article Seven);

•	obligations regarding compensation and reimbursement and indemnification of the trustee (Section 907); and

•	the obligation of the trustee relating to the appointment of an authenticating agent (Section 914).

In order to terminate our obligations in respect of any series of debt securities, we must deliver to the trustee an opinion of counsel to the effect that the holders of that series of securities will not recognize income, gain or loss for federal income tax purposes as a result.

For federal income tax purposes, any deposit contemplated by the first two paragraphs of this section may be treated as a taxable exchange of the related debt securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of such debt securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Description of the Guarantees

AGL Resources will fully and unconditionally guarantee to each holder of debt securities and to the trustee and its successors the due and punctual payment of the principal of and premium, if any, and interest, if any, on the debt securities. The guarantees apply whether the payment is due at the maturity date of the debt securities, on an interest payment date, or as a result of acceleration, an offer to purchase or otherwise. The guarantees include payment of interest on the overdue principal of and interest, if any, on the debt securities (if lawful) and all other obligations of AGL Capital under the indenture.

The guarantees will remain valid even if the indenture is found to be invalid. AGL Resources is obligated under the guarantees to pay any guaranteed amount immediately after AGL Capital’s failure to do so.

Concerning the Trustee

The indenture and Section 311 of the Trust Indenture Act contain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims, or to realize on property received in respect of any such claim as security or otherwise in cases where the trustee is, or has become, our direct or indirect creditor within three months prior to or subsequent to an event of default. In such cases, unless and until such event of default is cured, the trustee must set apart and hold as a special account for the benefit of the trustee and the holders of the debt securities, an amount equal to any and all reductions in the amount due and owing to the trustee as a creditor calculated after the beginning of the three month period; and all property received by the trustee in respect of any claim as a creditor after the beginning of the three month period, or an amount equal to the proceeds of any such property, if the property has been disposed of. The trustee will be permitted to engage in other transactions with us; provided, however, that if the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture provides that, in case an event of default shall occur and be continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its power.

DESCRIPTION OF TRUST PREFERRED SECURITIES

General

The trust preferred securities will be issued pursuant to the terms of a trust agreement and represent preferred undivided beneficial interests in the assets of the trust. The holders of the trust preferred securities will be entitled to a preference over the holders of the trust’s common securities in certain circumstances with respect to Distributions and amounts payable on redemption of the trust preferred securities or liquidation of the trust. See “—Subordination of Common Securities.” The trust agreement will be qualified under the Trust Indenture Act. The following description is a summary of the material aspects of the trust preferred securities, the common securities and the trust agreement.

The trust agreement authorizes the trustees, on behalf of the trust, to issue trust preferred securities, which represent preferred undivided beneficial interests in the assets of the trust, and common securities, which represent common undivided beneficial interests in the assets of the trust. All of the common securities will be owned by AGL Capital. The face value, or liquidation amount, for the trust preferred securities will be limited to a certain dollar amount established at the time that the specific trust preferred securities are authorized. The trust preferred securities will rank equal in priority, and payments will be made thereon pro rata, with the common securities except as described under “—Subordination of Common Securities.” Legal title to the junior subordinated debentures will be held by the property trustee in trust for the benefit of the holders of the trust and the trust preferred securities and common securities. The trust preferred guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for such payments. See “Description of Trust Preferred Guarantee.”

Distributions

Distributions on the trust preferred securities will be cumulative and will be payable on the dates payable to the extent the trust has funds available for the payment of distributions. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which distributions are payable on the trust preferred securities is not a business day, payment of the distribution payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date. A “business day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York, New York or Atlanta, Georgia are authorized or required by law or executive order to remain closed.

So long as no debenture event of default shall have occurred and be continuing, AGL Capital will have the right under the indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each such extended interest payment period, provided that no extended interest payment period may extend beyond the stated maturity date. Upon any election, quarterly distributions on the trust preferred securities will be deferred by the trust during the extended interest payment period. Distributions to which holders of the trust preferred securities are entitled during the extended interest payment period will accumulate additional Distributions at a specific rate per annum, compounded quarterly from the relevant distribution date. The term “Distributions,” as used herein, shall include any such additional distributions.

Prior to the termination of any extended interest payment period, AGL Capital may further extend such extended interest payment period, provided that such extension does not cause the extended interest payment period to exceed 20 consecutive quarters or to extend beyond the stated maturity date. Upon the termination of any extended interest payment period and the payment of all amounts then due, and subject to the foregoing limitations, AGL Capital may elect to begin a new extended interest payment period. AGL Capital must give the property trustee, the administrative trustees and the debenture trustee notice of its election of an extended interest payment period at least one business day prior to the earlier of (i) the date the distributions on the trust preferred securities would have been payable except for the election to begin an extended interest payment period or (ii) the date the administrative trustees are required to give notice to any securities exchange or quotation system or to holders of such trust preferred securities of the record date or the date such distributions are payable but in any event not less than one business day prior to such record date. There is no limitation on the number of times that AGL Capital may elect to begin an extended interest payment period. See “Description of Junior Subordinated Debentures—Option to Extend Interest Payment Date.”

During any extended interest payment period, neither AGL Resources nor AGL Capital may:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock);

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the junior subordinated debentures or with respect to AGL Resources, debt that is subordinated to its senior indebtedness; or

•

make any guarantee payments with respect to any guarantee of the debt securities of any of their respective subsidiaries if such guarantees rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the junior subordinated debentures or with respect to AGL Resources, debt that is subordinated to its senior indebtedness (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the trust preferred guarantee and the junior subordinated debenture guarantee, (d) the purchase of fractional shares resulting from a reclassification of capital stock or the exchange or conversion of one class, or series of capital stock for another class or series of capital stock, and (e) the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

The revenue of the trust available for distribution to holders of the trust preferred securities and common securities will be limited to payments under the junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of the trust preferred securities. See “Description of Junior Subordinated Debentures—General.” If AGL Capital does not make interest payments on the junior subordinated debentures, the trust will not have funds available to pay distributions on the trust preferred securities and common securities. AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the junior subordinated debentures, except that no payment of interest will be made under the debenture guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the junior subordinated debentures.

Redemption

Upon the repayment on the stated maturity date or prepayment prior to the stated maturity date of the junior subordinated debentures, the proceeds from such repayment or prepayment shall be applied by the property trustee to redeem a like amount (as defined below) of the trust securities, upon not less than 10 nor more than 60 days’ notice of a date of redemption, at the applicable redemption price, which shall be equal to:

•

in the case of the repayment of the junior subordinated debentures on the stated maturity date, the maturity redemption price (equal to the principal of, and accrued interest on, the junior subordinated debentures);

•

in the case of the optional prepayment of the junior subordinated debentures prior to a date to be specified in the trust agreement upon the occurrence and continuation of a tax event or an investment company act Event, the special event redemption price (equal to the special event prepayment price in respect of the junior subordinated debentures); and

•

in the case of the optional prepayment of the junior subordinated debentures on or after a date to be specified in the trust agreement, the optional redemption price (equal to the optional prepayment price in respect of the junior subordinated debentures). See “Description of Junior Subordinated Debentures—Optional Redemption” and “—Special Event Redemption.”

“Like amount” means:

•

with respect to a redemption of the trust preferred securities, trust preferred securities having a liquidation amount equal to the principal amount of junior subordinated debentures to be paid in accordance with their terms and

•

with respect to a distribution of junior subordinated debentures upon the liquidation of the trust, junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities of the holder to whom such junior subordinated debentures are distributed.

The trust preferred securities and the common securities will be mandatorily redeemed in whole (but not in part) in the event that AGL Capital redeems the junior subordinated debentures in whole (but not in part). For information regarding AGL Capital’s special redemption rights relating to the junior subordinated debentures, please see “Description of Junior Subordinated Debentures—Special Event Redemption.”

Redemption Procedures

If applicable, trust preferred securities shall be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the junior subordinated debentures. Any redemption of trust preferred securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the trust has funds legally available for the payment of such applicable redemption price.

If the trust gives a notice of redemption in respect of the trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the trust preferred securities held by DTC or its nominees, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price. See “—Form, Denomination, Book-Entry Procedures and Transfer.” With respect to the trust preferred securities held in certificated form, the property trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities. See “—Payment and Paying Agency.” Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities will cease, except the right of the holders of the trust preferred securities to receive the applicable redemption price, but without interest on such redemption price, and the trust preferred securities will cease to be outstanding. In the event that any redemption date of trust preferred securities is not a business day, then the applicable redemption price payable on such date will be paid on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the trust or by AGL Resources pursuant to the trust preferred guarantee as described under “Description of Trust Preferred Guarantee,” distributions on trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust to the date such applicable redemption price is actually paid, in which case the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Subject to applicable law (including, without limitation, United States federal securities law), we may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Notice of any redemption will be mailed at least 10 days but not more than 60 days prior to the redemption date to each holder of trust preferred securities at its registered address. Unless AGL Resources defaults in payment of the applicable prepayment price on, or in the repayment of, the junior subordinated debentures, on and after the redemption date distributions will cease to accrue on the trust preferred securities called for redemption.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures

AGL Capital will have the right at any time to terminate the trust and cause the junior subordinated debentures to be distributed to the holders of the trust securities in liquidation of the trust. Such right is subject to AGL Capital having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of trust preferred securities.

The trust shall automatically terminate upon the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of AGL Capital;

•

the distribution of a like amount of the junior subordinated debentures to the holders of the trust preferred securities, if AGL Capital, as sponsor, has given written direction to the Property Trustee to terminate the trust (which direction is optional and, except as described above, wholly within the discretion of AGL Capital, as sponsor);

•	redemption of all of the trust preferred securities as described under “—Redemption;”

•	expiration of the term of the trust; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If a termination occurs as described in the first, second, fourth or fifth bullet point above, the trust shall be liquidated by the Trustees as soon as practicable after the receipt of any required regulatory approval by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust preferred securities and common securities a like amount of the junior subordinated debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, cash in an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If such liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the trust preferred securities and the common securities shall be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the common securities. See “—Subordination of Common Securities.”

After the liquidation date is fixed for any distribution of junior subordinated debentures to holders of the trust preferred securities:

•	the trust preferred securities will no longer be deemed to be outstanding;

•

each registered global certificate, if any, representing trust preferred securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution; and

•

any certificates representing trust preferred securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of such trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such trust preferred securities until such certificates are presented to the administrative trustees or their agent for cancellation, whereupon AGL Capital will issue to such holder, and the debenture trustee will authenticate, a certificate representing such junior subordinated debentures.

There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of the trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered hereby.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the trust preferred securities and common securities; provided, however, that if on any distribution date or redemption date an Event of Default shall have occurred and be continuing, no payment of any distribution on, or applicable redemption price of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

In the case of any event of default, AGL Capital as holder of the common securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such event of default shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities and not on behalf of AGL Capital as holder of the common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

The occurrence of a Debenture Event of Default (see “Description of Junior Subordinated Debentures—Junior Subordinated Debenture Events of Default”) constitutes an “event of default” under the trust agreement. We refer to such an event as a “Trust Enforcement Event.” In addition, the following constitutes an event of default under the trust agreement:

•	default by the trust or the property trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

•	default by the trust or the property trustee in the payment of any redemption price of any trust preferred security when it becomes due and payable; or

•

default in the performance, or breach, in any material respect, of any other covenant or warranty of the trustees in the declaration of trust, and continuation of such default or breach for a period of 90 days after notice to the defaulting trustee or trustees.

Within 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of the trust preferred securities, the administrative trustees and AGL Capital, as sponsor, unless such event of default shall have been cured or waived.

If a debenture event of default has occurred and is continuing, the trust preferred securities shall have a preference over the common securities as described under “—Liquidation of the Trust and Distribution of Junior Subordinated Debentures” and “—Subordination of Common Securities.”

For more information on events of default under the indenture, see “Description of Junior Subordinated Debentures—Junior Subordinated Debenture Events of Default.” Upon the occurrence and continuance of a trust enforcement event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the indenture to declare the principal amount of the junior subordinated debentures due and payable.

If the property trustee fails to enforce its rights under the junior subordinated debentures, the holders of trust preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against AGL Capital to enforce the property trustee’s rights under the junior subordinated debentures and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a trust enforcement event is due to AGL Capital’s failure to pay interest or principal on the junior subordinated debentures when due, then the registered holder of trust preferred securities may institute a direct action on or after the due date directly against AGL Capital for enforcement of payment to that holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder’s trust preferred securities. In connection with such a direct action, we will have the right to set off any payment to that holder by us.

Removal of Trustees

Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by the holders of the common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in AGL Capital as the holder of the common securities. No resignation or removal of a property trustee or a Delaware trustee and no appointment of a successor trustee shall be effective until a written acceptance of appointment has been executed by the successor trustee and delivered to the administrative trustees and AGL Capital, as sponsor, in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

Any corporation into which the property trustee or the Delaware trustee or any administrative trustee that is not a natural person, may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Delaware or property trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Delaware or property trustee, shall be the successor of such Delaware or property trustee under the trust agreement, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The trust may, at the request of AGL Capital, as sponsor, with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided, that:

•

such successor entity either (a) expressly assumes all of the obligations of the trust with respect to the trust preferred securities or (b) substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities so long as the successor securities rank the same as the trust preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	AGL Capital expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debentures;

•

the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange, quotation system or other organization on which the trust preferred securities are then listed or quoted, if any;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the rust preferred securities (including any successor securities) in any material respect;

•	such successor entity has a purpose identical to that of the trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, AGL Capital has received an opinion from independent counsel to the trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•

AGL Resources, AGL Capital or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes. The term “substantially as an entirety” in reference to the conveyance, transfer or lease of our properties and assets has not been interpreted under governing law to represent a specific quantitative test as applied to us and, as a consequence, holders may not be able to determine when we have entered into a transaction that conveys, transfers or leases our properties and assets substantially as an entirety. As a result of this uncertainty, it may be difficult for the holders to determine whether such conveyance, transfer or lease has occurred and whether to declare an event of default. Further, there could be a disagreement between the holders and us over whether such a conveyance, transfer or lease of our properties and assets reaches the threshold of “substantially as an entirety.” To the extent that the holders elect to exercise their rights under the trust agreement resulting from what the holders deem to be a conveyance, transfer or lease of our properties and assets substantially as an entirety and we contest such an election, there can be no assurances as to how a court would interpret the meaning of substantially as an entirety.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “—Mergers, Consolidations, Amalgamations or Replacements of the Trust” and “Description of Trust Preferred Guarantee—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

The trust agreement may be amended from time to time by the administrative trustees (and the Delaware trustee or property trustee, if affected by such amendment), without the consent of the holders of the trust preferred securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement; or

•

to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust preferred securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the trust securities, and any amendments of the trust agreement shall become effective when notice thereof is given to the holders of the trust preferred securities.

The trust agreement may be amended by the administrative trustees and AGL Capital:

•	with the consent of holders representing a majority (based upon liquidation amount) of the outstanding trust preferred securities; and

•

upon receipt by the administrative trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the administrative trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of trust preferred securities, the trust agreement may not be amended to:

•

change the amount or timing of any distribution on the trust preferred securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities as of a specified date or

•	restrict the right of a holder of trust preferred securities to institute suit for the enforcement of any such payment on or after such date.

So long as any junior subordinated debentures are held by the property trustee, the administrative trustees shall not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on such property trustee with respect to the junior subordinated debentures;

•	waive certain past defaults under the indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the junior subordinated debentures; or

•

consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities provided, however, that where a consent under the indenture would require the consent of each holder of junior subordinated debentures affected thereby, no such consent shall be given by the property trustee without the prior approval of each holder of the trust preferred securities.

The administrative trustees shall not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the foregoing approvals of such holders of the trust preferred securities, prior to taking any of the foregoing actions, the administrative trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by AGL Resources, AGL Capital, the administrative trustees or any affiliate of AGL Resources or any administrative trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

Depositary Procedures

The Depository Trust Company, or DTC, will act as securities depositary for the trust preferred securities. DTC has advised the trust and AGL Capital that DTC is a limited-purpose trust company created to hold securities for its participating organizations, referred to as the participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly which are referred to as indirect participants. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC is organized under the New York Banking Law, as a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC is owned by a number of participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

DTC has also advised the trust and AGL Capital that, pursuant to procedures established by it, (i) upon deposit of the global trust preferred securities, DTC will credit the accounts of participants designated by the initial purchasers with portions of the liquidation amount of the global trust preferred securities and (ii) ownership of such interests in the global trust preferred securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global trust preferred securities).

Investors in the global trust preferred securities may hold their interests therein directly through DTC if they are participants, or indirectly through organizations which are participants. All interests in a global trust preferred security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global trust preferred security to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global trust preferred security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the trust preferred securities, see “—Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities”.

Except as described below, owners of interests in the global trust preferred securities will not have trust preferred securities registered in their name, will not receive physical delivery of trust preferred securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global trust preferred security.

Payments in respect of the global trust preferred security registered in the name of DTC or its nominee will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the trust preferred securities, including the global trust preferred securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

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any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global trust preferred securities, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global trust preferred securities or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised the trust and AGL Capital that its current practice, upon receipt of any payment in respect of securities such as the trust preferred securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of trust preferred securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee, the trust, AGL Capital or AGL Resources. Neither the trust, AGL Capital or AGL Resources nor the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the trust preferred securities, and the trust or AGL Capital and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Secondary market trading activity in interests in the global trust preferred securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the trust and AGL Capital that it will take any action permitted to be taken by a holder of trust preferred securities only at the direction of one or more participants to whose account with DTC interests in the global trust preferred securities are credited and only in respect of such portion of the liquidation amount of the trust preferred securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the trust agreement, DTC reserves the right to exchange the global trust preferred securities for legended trust preferred securities in certificated form and to distribute such trust preferred securities to its participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that the trust and AGL Capital believe to be reliable, but neither the trust nor AGL Capital takes responsibility for the accuracy thereof.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global trust preferred securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the trust or AGL capital nor the property trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities

A global trust preferred security is exchangeable for trust preferred securities in registered certificated form if:

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DTC notifies the trust that it is unwilling or unable to continue as depositary for the global trust preferred security and the trust thereupon fails to appoint a successor depositary within 90 days or has ceased to be a clearing agency registered under the Exchange Act;

•	AGL Capital in its sole discretion elects to cause the issuance of the trust preferred securities in certificated form; or

•	there shall have occurred and be continuing an event of default or any event which after notice or lapse of time or both would be an event of default under the trust agreement.

Payment and Paying Agency

Payments in respect of the trust preferred securities held in global form shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or in respect of the trust preferred securities that are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and AGL Capital. The paying agent shall be permitted to resign as paying agent upon 30 days written notice to the property trustee and AGL Capital. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and AGL Capital) to act as paying agent.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only such duties as are specifically set forth in the trust agreement and, after such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities or the common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by AGL Capital and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust preferred securities and will have no liability except for its own bad faith, negligence or willful misconduct.

The Expense Agreement

We will, pursuant to an agreement as to expenses and liabilities entered into by us, AGL Capital and the trust, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the trust preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the trust preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us and AGL Capital under the agreement as to expenses and liabilities, regardless whether they had notice of the agreement as to expenses and liabilities.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the junior subordinated debentures will be treated as indebtedness for United States federal income tax purposes. AGL Capital and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that AGL Capital and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights. The trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

The trust agreement will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The junior subordinated debentures are to be issued under an indenture, as supplemented from time to time, between AGL Capital and The Bank of New York Mellon Trust Company, N.A., as debenture trustee. The indenture will be qualified under the Trust Indenture Act. The following description is a summary of the material aspects of the junior subordinated debentures and the indenture.

General

Concurrently with the issuance of the trust preferred securities, the trust will invest the proceeds thereof, together with the consideration paid by AGL Capital for the common securities, in junior subordinated debentures issued by AGL Capital. The junior subordinated debentures will bear interest at a specified annual percentage rate, and will be payable quarterly in arrears, (we refer to each quarterly payment date as an interest payment date), to the person in whose name each junior subordinated debenture is registered (unless the indenture supplement or officer certificate prior to the issuance of the junior subordinated debentures specifies payment to someone else) on the record date preceding the relevant payment date. It is anticipated that, until the liquidation, if any, of the trust, each junior subordinated debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust preferred securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. The term “interest,” as used herein, shall include quarterly interest payments, interest on quarterly payments not paid on the applicable interest payment date and additional sums (as described below), as applicable.

The junior subordinated debentures will rank equal in priority with all other debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the indenture to all senior indebtedness. See “—Subordination.” AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the junior subordinated debentures, except that no payment of interest will be made under the debenture guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the junior subordinated debentures. AGL Capital is a wholly-owned finance subsidiary of AGL Resources. AGL Resources is an energy services holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, AGL Resources depends on the earnings and cash flow of and dividends or distributions from its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Furthermore, a substantial portion of AGL Resources’ consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to AGL Resources is subject to regulation.

The right of AGL Resources and AGL Capital to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent AGL Resources and AGL Capital may be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of AGL Capital’s subsidiaries, and holders of junior subordinated debentures should look only to the assets of AGL Capital for payments on the junior subordinated debentures. The indenture does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources or AGL Capital, including senior indebtedness. See “—Subordination.”

The indenture does not contain provisions that afford holders of the junior subordinated debentures protection in the event of a highly leveraged transaction or other similar transactions involving AGL Resources or AGL Capital that may adversely affect such holders.

Form, Registration and Transfer

If the junior subordinated debentures are distributed to the holders of the trust preferred securities, the junior subordinated debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such junior subordinated debentures are expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Description of Trust Preferred Securities—Form, Denomination, Book-Entry Procedures and Transfer” and “—Depositary Procedures.”

Payment and Paying Agents

Payment of principal of (and premium, if any) and any interest on junior subordinated debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or Paying Agents as AGL Capital may designate from time to time, except that at the option of AGL Capital payment of any interest may be made except in the case of junior subordinated debentures in global form, by:

•	check mailed to the address of the person entitled thereto as such address shall appear in the register for junior subordinated debentures or

•	by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any junior subordinated debenture will be made to the person in whose name such junior subordinated debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. AGL Capital may at any time designate additional paying agents or rescind the designation of any paying agent; however AGL Capital will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

Any moneys deposited with the Debenture Trustee or any paying agent, or then held by AGL Capital in trust, for the payment of the principal of (and premium, if any) or interest on any junior subordinated debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of AGL Capital, be repaid to AGL Capital and the holder of such junior subordinated debenture shall thereafter look, as a general unsecured creditor, only to AGL Capital for payment thereof.

Option to Extend Interest Payment Date

So long as no event of default has occurred and is continuing, AGL Capital will have the right under the indenture at any time during the term of the junior subordinated debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each extended interest payment period, provided that no extended interest payment period may extend beyond the stated maturity date. At the end of such extended interest payment period, AGL Capital must pay all interest then accrued and unpaid (together with interest thereon at a specified annual percentage rate, compounded quarterly, to the extent permitted by applicable law).

During any such extended interest payment period, neither AGL Resources nor AGL Capital may:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock); or

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the junior subordinated debentures or with respect to AGL Resources, debt that is subordinated to its senior indebtedness; or

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make any guarantee payments with respect to any guarantee of the debt securities of any of their respective subsidiaries if such guarantee ranks equal in priority with or junior in right of payment to, with respect to AGL Capital, the junior subordinated debentures or with respect to AGL Resources, debt that is subordinated to its senior indebtedness (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the trust preferred guarantee and the junior subordinated debenture guarantee, (d) the purchase of fractional shares resulting from a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock and (e) the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

Prior to the termination of any such extended interest payment period, AGL Capital may further extend such extended interest payment period, provided that such extension does not cause such extended interest payment period to exceed 20 consecutive periods including the first quarter during such extended interest payment period, or to extend beyond the stated maturity date. Upon the termination of any such extended interest payment period and the payment of all amounts then due on any interest payment date, AGL Capital may elect to begin a new extended interest payment period, subject to the above requirements. No interest shall be due and payable during an extended interest payment period, except at the end thereof, but AGL Capital may prepay at any time all or any portion of the interest accrued during an extended interest payment period. AGL Capital must give the property trustee, the administrative trustees and the debenture trustee notice of its election of any extended interest payment period (or an extension thereof) at least five business days prior to the earlier of:

•	the date the distributions on the trust preferred securities would have been payable except for the election to begin or extend such extended interest payment period or

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the date the administrative trustees are required to give notice to any securities exchange or other quotation system or to holders of trust preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date. The debenture trustee shall give notice of AGL Capital’s election to begin or extend a new extended interest payment period to the holders of the trust preferred securities. There is no limitation on the number of times that AGL Capital may elect to begin an extended interest payment period.

Optional Redemption

The junior subordinated debentures will be prepayable, in whole or in part, at the option of AGL Resources on or after the initial optional redemption date at a redemption price, which we refer to as the optional redemption price, equal to the percentage of the outstanding principal amount of the junior subordinated debentures plus accrued and unpaid interest thereon to the date of prepayment.

Special Event Redemption

If a tax event or an Investment Company Act event shall occur and be continuing, AGL Capital may, at its option, redeem the junior subordinated debentures in whole (but not in part) and thereby cause the mandatory redemption of the trust preferred securities and the common securities in whole (but not in part) at any time and within 90 days following the occurrence of such tax event or Investment Company Act Event at the special event redemption price. Following a tax event or an Investment Company Act event, AGL Capital shall take such action as is necessary to promptly determine the special event redemption price. The special event redemption price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as AGL Capital determines, provided that AGL Capital shall deposit with the trustee an amount sufficient to pay the special event redemption price by 10:00 a.m., New York time, on the date such special event prepayment price is to be paid. The Company shall provide the debenture trustee with written notice of the special event redemption price promptly after the calculation thereof.

A “tax event” means the receipt by AGL Capital and the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced or made effective on or after the issue date, there is more than an insubstantial risk that:

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the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to all or part of the income received or accrued on the junior subordinated debentures or the trust preferred securities;

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interest payable by AGL Capital on the junior subordinated debentures or the trust preferred securities is not, or within 90 days of the date of such opinion will not be, deductible by AGL Capital, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

An “Investment Company Act event” means the receipt by AGL Capital and the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change becomes effective on or after the issue date of the trust preferred securities.

Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be prepaid at its registered address. Unless AGL Capital defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such junior subordinated debentures called for prepayment.

Restrictions on Certain Payments

Neither AGL Capital nor AGL Resources may (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its respective capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of its debt securities that rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the junior subordinated debentures or with respect to AGL Resources, debt that is subordinated to its senior indebtedness or (iii) make any guarantees with respect to the debt securities of any of their respective subsidiaries if such guarantees rank equal in priority or junior in right of payment to, with respect to AGL Capital, the junior subordinated debentures or with respect to AGL Resources, debt that is subordinated to its senior indebtedness (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock, (b) any declaration of a dividend in connection with the implementation of a stockholder’s rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the trust preferred guarantee and the junior subordinated debenture guarantee, (d) the purchase of fractional shares resulting from a reclassification capital stock or the exchange or conversion of one class or series of capital stock for another class or series capital stock and (e) the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (1) there shall have occurred and be continuing a trust agreement event of default, (2) there shall have occurred and be continuing a debenture event of default, (3) there shall have occurred and be continuing a payment default under the trust agreement or the indenture, (4) if such junior subordinated debentures are held by the trust, AGL Capital shall be in default with respect to its payment of any obligations under the guarantee or

(5) AGL Capital shall have given notice of its election of an extended interest payment period as provided in the Indenture and shall not have rescinded such notice, and such extended interest payment period, or any extension thereof, shall have commenced.

Modification of Indenture

From time to time AGL Capital and the debenture trustee may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of junior subordinated debentures) and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act. The indenture contains provisions permitting AGL Capital and the debenture trustee, with the consent of the holders of a majority in principal amount of junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, that no such modification may, without the consent of the holders of each outstanding junior subordinated debenture so affected:

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extend the stated maturity, or reduce the principal amount of the junior subordinated debentures or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption, or impair or affect the right of any holder of junior subordinated debentures to institute suit for payment; or

•	reduce the percentage of principal amount of junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture.

Junior Subordinated Debenture Events of Default

The indenture provides that any one or more of the following described events with respect to the junior subordinated debentures constitutes a debenture event of default (whatever the reason for such debenture event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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failure for 30 days to pay any interest on the junior subordinated debentures or any other debentures, when due (subject to the deferral of any due date in the case of an extended interest payment period); or

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failure to pay any principal or premium, if any, on the junior subordinated debentures or any other debentures within three business days of when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

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failure to observe or perform in any material respect certain other covenants or warranties contained in the indenture for 90 days after written notice to AGL Capital from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures; or

•	certain events of bankruptcy, insolvency or reorganization of AGL Capital.

The debenture trustee or the holders of not less than 33% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration) has been cured, waived or otherwise remedied and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected thereby may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

Guarantee of Junior Subordinated Debenture Payments by AGL Resources

If a debenture event of default shall have occurred and be continuing and shall be attributable to the failure of AGL Capital to pay interest (or premium, if any) on principal of the junior subordinated debentures on the due date, AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the junior subordinated debentures, except that no payment of interest will be made under the debenture guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the junior subordinated debentures.

Consolidation, Merger, Sale of Assets and Other Transactions

The indenture provides that AGL Capital shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into AGL Capital or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to AGL Capital, unless:

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in case AGL Capital consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes AGL Capital’s obligations on the junior subordinated debentures;

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immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, shall have occurred and be continuing; and

•	certain other conditions as prescribed in the indenture are met.

The general provisions of the indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving AGL Capital’s that may adversely affect holders of the junior subordinated debentures. The term “substantially as an entirety” in reference to the conveyance, transfer or lease of our properties and assets has not been interpreted under governing law to represent a specific quantitative test as applied to us and, as a consequence, holders may not be able to determine when we have entered into a transaction that conveys, transfers or leases our properties and assets substantially as an entirety. As a result of this uncertainty, it may be difficult for the holders to determine whether such conveyance, transfer or lease has occurred and whether to declare an event of default. Further, there could be a disagreement between the holders and us over whether such a conveyance, transfer or lease of our properties and assets reaches the threshold of “substantially as an entirety.” To the extent that the holders elect to exercise their rights under the Indenture resulting from what the holders deem to be a conveyance, transfer or lease of our properties and assets substantially as an entirety and we contest such an election, there can be no assurances as to how a court would interpret the meaning of substantially as an entirety.

Satisfaction and Discharge

The indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the Debenture Trustee for cancellation:

•	have become due and payable or

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will become due and payable at maturity within one year, and AGL Capital deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the stated maturity date, as the case may be, then the indenture will cease to be of further effect (except as to AGL Capital’s obligations to pay all other sums due pursuant to the indenture and to provide the officers’ certificates and opinions of counsel described therein), and AGL Capital will be deemed to have satisfied and discharged the indenture.

Subordination

The indenture provides that the junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior indebtedness of AGL Capital. No payment of principal (including redemption payments), premium, if any, or interest on the junior subordinated debentures may be made at any time when:

•	any senior indebtedness of AGL Capital is not paid when due;

•	any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist; or

•	the maturity of any senior indebtedness of AGL Capital has been accelerated because of a default.

Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of AGL Capital, all senior indebtedness of AGL Capital must be paid in full before the holders of the junior subordinated debentures are entitled to receive or retain any payment in respect thereof.

In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness of AGL Capital outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

Senior indebtedness shall mean with respect to an obligor, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed, and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business, (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or ranks equal in priority with the Securities, and (2) all debt securities or guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with AGL Capital that is a financing vehicle of AGL Capital in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks equal in priority with or junior in right of payment to the trust preferred guarantee.

AGL Resources is an energy services holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, AGL Resources depends on the earnings and cash flow of and dividends or distributions from its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Furthermore, a substantial portion of AGL Resources’ consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to AGL Resources is subject to regulation. AGL Capital is a wholly-owned financing subsidiary of AGL Resources. The right of AGL Resources and AGL Capital to participate in any distribution of assets of any subsidiary, upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary.

The indenture places no limitation on the amount of additional senior indebtedness that may be incurred by AGL Capital. AGL Capital expects from time to time to incur additional indebtedness constituting senior indebtedness.

Governing Law

The indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York without regarding to principles of conflicts of law thereof.

Information Concerning the Indenture Trustee

The indenture trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered reasonably satisfactory to it indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

AGL Capital has agreed, pursuant to the indenture, for so long as trust securities remain outstanding:

•

to maintain directly or indirectly 100% ownership of the common securities of the trust ( provided that certain successors which are permitted pursuant to the indenture may succeed to AGL Capital’s ownership of the common securities);

•

not to voluntarily terminate, wind up or liquidate the trust, except in connection with a distribution of junior subordinated debentures to the holders of the trust preferred securities in liquidation of the trust; and

•

to use its reasonable efforts, consistent with the terms and provisions of the trust agreement to cause the trust to remain classified as (a) a business trust, except in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement, and (b) a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF TRUST PREFERRED GUARANTEE

The trust preferred guarantee will be executed and delivered by AGL Resources concurrently with the issuance by the trust of the trust preferred securities for the benefit of the holders of the trust preferred securities. The Bank of New York Mellon Trust Company, N.A. will act as indenture trustee under the trust preferred guarantee. The trust preferred guarantee will be qualified under the Trust Indenture Act. The following description is a summary of the material provisions of the trust preferred guarantee. The trust preferred guarantee trustee will hold the trust preferred guarantee for the benefit of the holders of the trust preferred securities.

General

AGL Resources will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the trust preferred guarantee payments (as defined below) to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the trust preferred guarantee:

•	any accumulated and unpaid distributions required to be paid on trust preferred securities, to the extent that the trust has funds on hand legally available therefor at such time;

•	the applicable redemption price with respect to trust preferred securities called for redemption, to the extent that the trust has funds on hand legally available therefor at such time; or

•

upon a voluntary or involuntary termination and liquidation of the trust, the lesser of (a) the liquidation distribution, to the extent that the trust has funds on hand legally available therefor, and (b) the amount of assets of the trust remaining available for distribution to holders of trust preferred securities. AGL Resources’ obligation to make a trust preferred guarantee payment may be satisfied by direct payment of the required amounts by AGL Resources to the holders of the trust preferred securities or by causing the trust to pay such amounts to such holders.

The trust preferred guarantee will rank subordinate and junior in right of payment to all senior indebtedness of AGL Resources to the extent provided therein. See “—Status of the Trust Preferred Guarantee.” Because AGL Resources is a holding company, the right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent AGL Resources may itself be recognized as a creditor of that subsidiary. Accordingly, AGL Resources’ obligations under the trust preferred guarantee will be effectively subordinated to all existing and future liabilities of AGL Resources’ subsidiaries, and claimants should look only to the assets of AGL Resources for payments thereunder. See “Description of the Junior Subordinated Debentures—General.” The trust preferred guarantee does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources, including senior indebtedness, whether under the indenture, any other indenture that AGL Resources may enter into in the future or otherwise.

AGL Resources will, through the trust preferred guarantee, fully, irrevocably and unconditionally guarantee all of the trust’s obligations under the trust preferred securities but the trust preferred guarantee will not apply to any payment of distributions except to the extent the trust has funds legally available therefor. If AGL Capital does not make interest payments on the junior subordinated debentures held by the trust, the trust will not pay distributions on the trust preferred securities and will not have funds legally available therefor.

Status of the Trust Preferred Guarantee

Generally, the trust preferred guarantee will constitute an unsecured obligation of AGL Resources and will rank subordinate and junior in right of payment to all of its senior indebtedness in the same manner as junior subordinated debentures.

The trust preferred guarantee will rank equal in priority with all other guarantees issued by AGL Resources. The trust preferred guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against AGL Resources to enforce its rights under the trust preferred guarantee without first instituting a legal proceeding against any other person or entity). The trust preferred guarantee will be held for the benefit of the holders of the trust preferred securities. The trust preferred guarantee will not be discharged except by payment of the trust preferred guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the junior subordinated debentures. The trust preferred guarantee does not place a limitation on the amount of additional senior indebtedness that may be incurred by AGL Resources. AGL Resources expects from time to time to incur additional indebtedness constituting senior indebtedness.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the trust preferred guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under “Description of Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement.” All guarantees and agreements contained in the trust preferred guarantee agreement shall bind the successors, assigns, receivers, trustees and representatives of AGL Resources and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Events of Default

An event of default under the trust preferred guarantee will occur upon the failure of AGL Resources to perform any of its payment obligations thereunder. The holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust preferred guarantee trustee in respect of the trust preferred guarantee or to direct the exercise of any trust or power conferred upon the trust preferred guarantee trustee under the trust preferred guarantee. The Trust Preferred Securities Guarantee Trustee may decline to follow any such direction if it shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or that the action or proceeding so directed may not lawfully be taken or would involve the Trust Preferred Securities Guarantee Trustee in personal liability.

Any holder of the trust preferred securities may institute a legal proceeding directly against AGL Resources to enforce its rights under the trust preferred guarantee without first instituting a legal proceeding against the trust, the Trust Preferred Guarantee Trustee or any other person or entity.

AGL Resources, as guarantor, will be required to file annually with the Trust Preferred Guarantee Trustee a certificate as to whether or not AGL Resources is in compliance with all the conditions and covenants applicable to it under the trust preferred guarantee.

Information Concerning the Trust Preferred Guarantee Trustee

The Trust Preferred Guarantee Trustee’s duties, other than during the occurrence and continuance of an event of default by AGL Resources in performance of the trust preferred guarantee, shall be to maintain a list of holders of the trust preferred securities and provide the list to other holders upon a request made in compliance with Section 312(b) of the Trust Indenture Act and to provide to the holders within 60 days after May 15 of each year a brief report specifying events that occurred during the last 12 months in accordance with Section 313 of the Trust Indenture Act. The Trust Preferred Guarantee Trustee’s duties after default with respect to the trust preferred guarantee shall be to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trust Preferred Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the trust preferred guarantee at the request of any holder of the trust preferred securities unless it is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

The trust preferred guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the trust preferred securities, upon full payment of the liquidation amount payable upon liquidation of the trust, or upon distribution of junior subordinated debentures to the holders of the trust preferred securities, or upon exchange of all trust preferred securities for other trust preferred securities in the Exchange Offer. The trust preferred guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust preferred guarantee.

Governing Law

The trust preferred guarantee will be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereof.

DESCRIPTION OF DEBENTURE GUARANTEE

The following description is a summary of the material provisions of the debenture guarantee.

AGL Resources will guarantee on a junior subordinated basis the payment of principal (and premium, if any) and interest on the junior subordinated debentures, except that no payment of interest will be made under the debenture guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the junior subordinated debentures.

The debenture guarantee will rank subordinate and junior in right of payment to all senior indebtedness of AGL Resources to the extent provided in the indenture. The right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent AGL Resources may itself be recognized as a creditor of that subsidiary. Accordingly, AGL Resources’ obligations under the debenture guarantee will be effectively subordinated to all existing and future liabilities of AGL Resources’ subsidiaries, and claimants should look only to the assets of AGL Resources for payments thereunder. The debenture guarantee does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources, including senior indebtedness, whether under the indenture, any other indenture that AGL Resources may enter into in the future or otherwise.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES, THE TRUST PREFERRED GUARANTEE AND THE DEBENTURE GUARANTEE

Full and Unconditional Trust Preferred Guarantee

Payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds on hand legally available for the payment of such distributions) will be irrevocably guaranteed by AGL Resources as and to the extent set forth under “Description of Trust Preferred Guarantee.” Taken together, AGL Resources’ and AGL Capital’s obligations under the junior subordinated debentures, the indenture, the trust agreement, the trust preferred guarantee and the debenture guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. If and to the extent that AGL Capital does not make the required payments on the junior subordinated debentures, the trust will not have sufficient funds to make the related payments, including distributions, on the trust preferred securities. The trust preferred guarantee will not cover any such payment when the trust does not have sufficient funds on hand legally available therefor. However, through the debenture guarantee, AGL Resources will guarantee on a junior subordinated basis the due and punctual payment of the principal (and premium, if any) and interest on the junior subordinated debentures. The obligations of AGL Resources under the trust preferred guarantee and debenture guarantee will be subordinate and junior in right of payment to all senior indebtedness.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

•

the aggregate principal amount or prepayment price of the junior subordinated debentures will be equal to the sum of the liquidation amount or redemption price, as applicable, of the trust preferred securities and common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debentures will match the interest rate and interest and other payment dates for the trust securities;

•	AGL Capital shall pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of trust preferred securities under such trust preferred securities; and

•	the trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any trust preferred security may institute a legal proceeding directly against AGL Resources to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity. A default or event of default under any senior indebtedness would not constitute a default or event of default under the trust agreement. However, in the event of payment defaults under, or acceleration of, senior indebtedness, the subordination provisions of the indenture will provide that no payments may be made in respect of the junior subordinated debentures until such senior indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on junior subordinated debentures would constitute an event of default under the trust agreement.

If a Trust Enforcement Event occurs, the holders of trust preferred securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the junior subordinated debentures against AGL Capital. In addition, generally, the holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the trust agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the junior subordinated debentures. The indenture provides that the Indenture Trustee will give holders of junior subordinated debentures notice of all events of default within 90 days after their occurrence.

If the Property Trustee fails to enforce its rights under the junior subordinated debentures in respect of an event of default under the Indenture after a holder of trust preferred securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the Property Trustee’s rights under the junior subordinated debentures. In addition, if AGL Capital fails to pay interest or principal on the junior subordinated debentures, a holder of trust preferred securities may institute a proceeding directly against AGL Capital for enforcement of payment to that holder of the principal of or interest on junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder’s trust preferred securities (which we refer to as a “direct action”). In connection with such a direct action, we will have the right to set off any payment made to such holder by AGL Capital.

Limited Purpose of the Trust

The trust preferred securities will represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of issuing and selling the trust preferred securities, using the proceeds from the sale of the trust preferred securities to acquire the junior subordinated debentures and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Termination

Unless the junior subordinated debentures are distributed to holders of the trust preferred securities, upon any voluntary or involuntary termination and liquidation of the trust, the holders of the trust preferred securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation of the Trust and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of AGL Capital, the Property Trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of AGL Capital, subordinated in right of payment to all senior indebtedness as set forth in the indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of AGL Capital receive payments or distributions.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a summary discussion of the material terms of AGL Resources’ capital stock. We encourage you to read our amended and restated articles of incorporation and our bylaws that we have previously filed with the SEC. See “Incorporation of Certain Documents by Reference.” The prospectus supplement will describe the specific terms of the common stock or series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to the common stock or the series of preferred stock.

As of August 13, 2010, our authorized capital stock was 770,000,000 shares. Those shares consisted of: (a) 10,000,000 shares of preferred stock, none of which are outstanding; (b) 10,000,000 shares of Class A junior participating preferred stock, none of which are outstanding; and (c) 750,000,000 shares of common stock, of which approximately 77,963,525 shares were outstanding as of August 13, 2010. No holder of shares of common stock has any preemptive rights.

Description of Common Stock

Listing

AGL Resources’ outstanding shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “AGL.” Any additional common stock we issue will also be listed on the NYSE.

Dividends

Common shareholders may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations under certain financing agreements and satisfied our obligations to any preferred shareholders. Our ability to pay dividends is limited by Georgia law. Under Georgia law, dividends are limited to our legally available assets and subject to the prior payment of dividends on any outstanding shares of preferred stock. Under Georgia law, assets are not legally available for paying dividends if (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than our total liabilities plus, subject to some exceptions, any amounts necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of shareholders receiving the dividends. Our ability to pay dividends may also be limited in the event AGL Capital opts to defer the payment of interest on the Junior Subordinated Debentures. See “Description of Junior Subordinated Debentures—Option to Extend Interest Payment Date.”

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Voting Rights

Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to cumulative voting rights.

Other Rights

We will notify common shareholders of any shareholders’ meeting according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Transfer Agents and Registrars

Wells Fargo Bank, N.A. serves as our transfer agent and registrar. You may contact Wells Fargo Bank, N.A. at P.O. Box 64874, St. Paul, MN 55164-0874 (telephone (800) 468-9716).

Description of Preferred Stock

General

AGL Resources is authorized to issue up to 10,000,000 shares of preferred stock. As of the date of this prospectus, no preferred stock is outstanding.

Preferred Stock

Our restated articles of incorporation authorize our board of directors to provide for the issuance of preferred stock in one or more series, without shareholder action. Our board of directors can determine the rights, preferences and limitations of each series. Prior to the issuance of each series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock. Our board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the times of payment and the date from which dividends will accumulate, if dividends are to be cumulative,

•	whether and upon what terms the shares will be redeemable,

•	whether and upon what terms the shares will have a sinking fund,

•	whether and upon what terms the shares will be convertible or exchangeable,

•	whether the shares will have voting rights and the terms thereof,

•	the rights of the holders upon liquidation, dissolution or winding-up, and

•	any other relative rights, powers and limitations or restrictions.

These terms will be described in the prospectus supplement for any series of preferred stock that we offer. In addition, you should read the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

•	the title of the series of preferred stock and the number of shares offered,

•	the initial public offering price at which we will issue the preferred stock, and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitation and restrictions.

When we issue the preferred stock, the shares will be fully paid and nonassessable. This means that the full purchase price for the outstanding preferred stock will have been paid and the holders of such preferred stock will not be assessed any additional monies for such preferred stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock, and

•

the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future. This means that the holders of preferred stock will have no right, as holders of preferred stock, to buy any portion of those issued securities.

Georgia law provides that no shareholder, including holders of preferred stock, shall be personally liable for the acts and obligations of a Georgia corporation. This means that with respect to AGL Resources, the funds and property of AGL Resources will be the only recourse for these acts or obligations.

Certain Anti-Takeover Matters

Our articles and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. The following is a summary description of these provisions, and we refer you to our amended and restated articles and bylaws for more information since their terms affect your rights as a shareholder. The anti-takeover provisions include:

Removal of Directors

Our bylaws also provide that our directors may be removed only for cause and upon the affirmative vote of the holders of a majority of our outstanding shares.

Business Combinations with Interested Shareholder

The Georgia legislature has enacted legislation which generally prohibits a corporation that has adopted a bylaw electing to be covered thereby, which we have done, from engaging in any “business combination” with an “interested shareholder” for a period of five years from the date such person becomes an interested shareholder, unless the interested shareholder:

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prior to becoming an interested shareholder, obtained the approval of our board of directors for either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•

becomes the beneficial owner of at least 90% of our outstanding voting stock in the same transaction in which the shareholder became an interested shareholder, excluding for purposes of determining the number of shares outstanding those shares owned by officers, directors, subsidiaries and certain employee stock plans; or

•

subsequent to the acquisition of 10% or more of our outstanding voting stock, acquires additional shares resulting in ownership of at least 90% of our outstanding voting stock and obtains approval of the business combination by the holders of a majority of our shares, other than those shares held by an interested shareholder, officers, directors, subsidiaries and certain employee stock plans.

The term “business combination” refers to a merger, consolidation or other specified corporate transaction. The term “interested shareholder” refers to a 10% shareholder or an affiliate which was a 10% shareholder at any time within the preceding two years.

Our “business combinations” bylaw may be repealed only by an affirmative vote of two-thirds of the continuing directors and a majority of the votes entitled to be cast by the shareholders, other than interested shareholders, and shall not be effective until 18 months after that shareholder vote. The Georgia statute provides that a Georgia corporation that has repealed such a bylaw may not thereafter re-adopt that bylaw.

Business Combinations with Related Persons

Our articles of incorporation prohibit us from participating in a business combination with a “related person” unless the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the outstanding shares approve such business combination. The voting requirements in the preceding sentence will not apply and only such affirmative vote as is required by law and by any other provision of the articles of incorporation will apply if:

•	certain valuation, consideration and pricing issues are satisfied as specified in our articles of incorporation; or

•

if both of the following conditions have been satisfied: (i) the business combination has been approved by two-thirds of the continuing directors and (ii) at the time of such approval, the continuing directors comprised at least a majority of the board of directors.

The “business combinations with related persons” provisions in our articles of incorporation may be altered, amended or repealed only by an affirmative vote of at least seventy-five percent (75%) of all the shares entitled to be cast by the shareholders; provided, however, that if such proposed alteration, amendment or repeal is approved by two-thirds of the continuing directors and, at the time of such approval, the continuing directors comprise at least a majority of the board of directors, then such proposed alteration, amendment or repeal shall require for approval only such affirmative vote as is required by law and by any other provision of our articles of incorporation.

The term “related person” refers to any person who is the beneficial owner at a specified time of at least that number of shares of our stock equal to twenty percent (20%) of all of the outstanding shares, but does not include any one or a group of more than one continuing director. The term “related person” includes the affiliates and associates of such related person. The term “continuing directors” refers to any member of the board of directors who is not a related person or an affiliate or associate of a related person or of any such affiliate or associate, or a representative of a related person or of any such affiliate or associate, and was a director prior to the time a related person became such, and any successor to such continuing director who is not an affiliate or associate of a related person and was recommended by a majority of the continuing directors then on the board of directors, provided that at the time of such recommendation, continuing directors comprise a majority of the board. If there is no related person, all members of the board of directors shall be deemed to be “continuing directors.”

Shareholder Proposals and Director Nominations

Our shareholders can submit shareholder proposals and nominate candidates for the board of directors if the shareholders follow the advance notice procedures described in our bylaws. The notice must include:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address, as they appear on our corporate books, of the shareholder proposing such business;

•	the class and number of shares of which are beneficially owned by such shareholder;

•	the dates upon which the shareholder acquired such shares;

•	documentary support for any claim of beneficial ownership;

•	any material interest of such shareholder in such business;

•	a statement in support of the matter and, for proposals sought be included in our proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8; and

•

as to each person whom the shareholder proposes to nominate for election or reelection as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to us that such nominee has no interests that would limit their ability to fulfill their duties of office).

In addition, if the shareholder intends to solicit proxies from our shareholders, such shareholder shall notify us of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and/or Rule 14a-8.

In order to properly submit a shareholder proposal, the shareholder must submit a notice to our corporate secretary at least 120 calendar days before the first anniversary of the date that our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. However, if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice shall be received by the Secretary at our principal executive offices not fewer than the later of (i) 150 calendar days prior to the date of the contemplated annual meeting or (ii) the date which is 10 calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual meeting.

Shareholder proposals and director nominations that are late or that do not include all required information may be rejected. This could prevent shareholders from brining certain matters before an annual or special meeting or making nominations for directors.

Special Meetings

Our articles of incorporation and bylaws require us to hold a special meeting of shareholders on call of the board of directors or the Executive Committee, the Chairman of the board, the President, or, upon delivery to our Secretary of a signed and dated written demand for the meeting describing the purpose or purposes for the meeting, on call of the holders of 100% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Only business within the purpose or purposes described in the notice of special meeting may be conducted at a special meeting of the shareholders.

For business to be properly brought before a special meeting by a shareholder, the shareholder must give timely notice thereof in writing to our Secretary. To be timely, a shareholder’s notice must be received by the Secretary at our principal executive offices at least 120 calendar days prior to the date of the special meeting. Such shareholder’s notice to the Secretary shall set forth with respect to any proposal such shareholder proposes to bring before the special meeting the information outlined above for shareholder proposals.

Amendment of Certain Charter Provisions

In addition to any shareholder vote requirements under Georgia law, our articles of incorporation require the approval of not less than two-thirds of all the outstanding shares entitled to vote to alter, amend or repeal our bylaws, unless such action has been recommended by the board of directors, in which such case the approval of not less than a majority of all the outstanding shares entitled to vote is required. This provision will make it more difficult to dilute the anti-takeover effects of our bylaws.

DESCRIPTION OF PURCHASE CONTRACTS

AGL Resources or AGL Capital may issue purchase contracts for the purchase or sale of debt or equity securities issued by either of them or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement or amendment to the registration statement of which this prospectus forms a part.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Only AGL Resources may issue purchase contracts that contain conversion features. AGL Resources or AGL Capital may, however, satisfy their obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The applicable prospectus supplement will also describe the full and unconditional guarantee by AGL Resources if the purchase contracts are issued by AGL Capital.

The purchase contracts may require AGL Resources or AGL Capital to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

If the purchase contracts are issued by AGL Capital, AGL Resources will fully and unconditionally guarantee to each holder of purchase contracts and to the trustee, if any, and its successors the due and punctual payment of the payment obligations on the purchase contracts. The guarantees apply whether the payment is due at the maturity date of the purchase contracts, on an interest payment date, or as a result of acceleration, an offer to purchase or otherwise. The guarantees include payment of interest on the overdue principal of and interest, if any, on the purchase contracts (if lawful) and all other payment obligations of the issuer.

If AGL Resources or AGL Capital offers purchase contracts for the purchase or sale of debt or equity securities issued by a third party, such third party securities will be limited to freely-transferable securities of non-affiliated, third party issuers, acquired by AGL Resources or AGL Capital in open-market purchases before the offering or the time the purchase or sale of the third party securities is permitted under the purchase contracts. In all cases, such third-party securities will be limited to the securities of public issuers with respect to which sufficient market interest and publicly available information exists and to which neither AGL Resources nor AGL Capital has material, non-public information. Prior to offering such purchase contracts, AGL Resources or AGL Capital will provide a comprehensive description of such purchase contracts and information regarding the third party issuer in an amendment to the registration statement of which this prospectus forms a part.

AGL Resources is obligated under the guarantees to pay any guaranteed amount immediately after AGL Capital’s failure to do so.

AGL Resources is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, AGL Resources depends on the earnings and cash flow of and dividends or distributions from its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Furthermore, a substantial portion of AGL Resources’ consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to AGL Resources is subject to regulation.

AGL Resources’ holding company status also means that the right of AGL Resources, and the rights of the creditors of AGL Resources, including the holders of debt securities, to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that the claims of AGL Resources itself as a creditor of a subsidiary may be recognized.

DESCRIPTION OF WARRANTS

AGL Resources or AGL Capital may issue warrants to purchase their debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices (such as LIBOR, the S&P 500 or other published statistical measure), or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between AGL Resources or AGL Capital and, in most cases, a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. Only AGL Resources may issue warrants that contain conversion features.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations;

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants; and

•	a description of the full and unconditional guarantee by AGL Resources, if any, if the warrants are issued by AGL Capital.

If the warrants are issued by AGL Capital, AGL Resources will fully and unconditionally guarantee to each holder of warrants and to the trustee, if any, and its successors the due and punctual payment of the payment obligations on the warrants. The guarantees apply whether the payment is due at the maturity date of the warrants, on an interest payment date, or as a result of acceleration, an offer to purchase or otherwise. The guarantees include payment of interest on the overdue principal of and interest, if any, on the warrants (if lawful) and all other payment obligations of the issuer.

If AGL Resources or AGL Capital offers warrants for the purchase or sale of debt or equity securities issued by a third party, such third party securities will be limited to freely-transferable securities of non-affiliated, third party issuers, acquired by AGL Resources or AGL Capital in open-market purchases before the offering or the time the purchase or sale of the third party securities is permitted under the warrants. In all cases, such third-party securities will be limited to the securities of public issuers with respect to which sufficient market interest and publicly available information exists and to which neither AGL Resources nor AGL Capital has material, non-public information. Prior to offering such warrants, AGL Resources or AGL Capital will provide a comprehensive description of such warrants and information regarding the third party issuer in an amendment to the registration statement of which this prospectus forms a part.

AGL Resources is obligated under the guarantees to pay any guaranteed amount immediately after AGL Capital’s failure to do so.

AGL Resources is an energy services holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, AGL Resources depends on the earnings and cash flow of and dividends or distributions from its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Furthermore, a substantial portion of AGL Resources’ consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to AGL Resources is subject to regulation.

AGL Resources’ holding company status also means that the right of AGL Resources, and the rights of the creditors of AGL Resources, including the holders of debt securities, to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that the claims of AGL Resources itself as a creditor of a subsidiary may be recognized.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, AGL Resources or AGL Capital may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	a description of the full and unconditional guarantee by AGL Resources, if any, if the units are issued by AGL Capital.

If the units are issued by AGL Capital, AGL Resources will fully and unconditionally guarantee to each holder of units and to the trustee, if any, and its successors the due and punctual payment of the payment obligations on the units. The guarantees apply whether the payment is due at the maturity date of the units, on an interest payment date, or as a result of acceleration, an offer to purchase or otherwise. The guarantees include payment of interest on the overdue principal of and interest, if any, on the units (if lawful) and all other payment obligations of the issuer. Only AGL Resources may issue units that contain conversion features.

AGL Resources is obligated under the guarantees to pay any guaranteed amount immediately after AGL Capital’s failure to do so.

AGL Resources is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, AGL Resources depends on the earnings and cash flow of and dividends or distributions from its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Furthermore, a substantial portion of AGL Resources’ consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to AGL Resources is subject to regulation.

AGL Resources’ holding company status also means that the right of AGL Resources, and the rights of the creditors of AGL Resources, including the holders of debt securities, to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that the claims of AGL Resources itself as a creditor of a subsidiary may be recognized.

PLAN OF DISTRIBUTION

We may use the following methods to sell securities:

•	through negotiation with one or more underwriters;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of the above methods.

The distribution of the securities may be effected from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to those prevailing market prices; or

•	negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, underwriters or dealers;

•	the public offering or purchase price;

•	any compensation to underwriters, agents or dealers in the form of underwriting discounts, commissions or fees; and

•	any securities exchanges on which the securities will be listed.

If any securities are sold through agents, underwriters or dealers designated by us from time to time, the prospectus supplement will name such agents, underwriters or dealers, set forth any compensation payable by us to such agents, underwriters or dealers and set forth the obligations of such agents, underwriter and dealers with respect to the securities. We may agree to enter into an agreement to indemnify the agents, dealers and underwriters against certain civil liabilities, including liabilities under the Securities Act.

Certain persons participating in an offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, we may enter into derivative or other hedging transactions with financial institutions that may, in turn, engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.

The securities will be new issues of securities and may have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange or the Nasdaq National Market. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.

Common Stock offered by a Selling Shareholder

At our election, shares of common stock may be offered and sold by any selling shareholder who has acquired common stock from us in transactions that were not registered under the Securities Act. Sales of shares of common stock by a selling shareholder may be effected from time to time in one or more of the following transactions:

•

through broker-dealers, acting as agents in transactions (which may involve block transactions), in special offerings, on any exchange where common stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

•

to underwriters who will acquire the shares of common stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);

•	directly or through broker-dealers or agents in private sales at negotiated prices;

•	to lenders when pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder;

•	through short sales, option exercises or other derivative transactions; or

•	by any other legally available means.

Also, offers to purchase shares may be solicited by agents designated by any selling shareholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire shares of common stock from selling shareholders to be sold on a delayed or contingent basis.

Any selling shareholder and any agents or broker-dealers that participate with such selling shareholder in the distribution of any of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of shares of our common stock by any selling shareholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling shareholder, the manner in which the selling shareholder acquired the common stock from us, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

LEGAL MATTERS

The validity of the offered securities and related guarantees, and certain matters relating to such securities, will be passed upon for AGL Resources by its counsel, Kilpatrick Stockton LLP, Atlanta, Georgia. The validity of certain of the offered securities and related guarantees, and certain matters relating to such securities, with respect to the laws of the State of Nevada, will be passed upon by Woodburn and Wedge, Reno, Nevada, or other counsel identified in the prospectus supplement or term sheet. Matters relating to the issuance of the Trust Preferred Securities under Delaware law, the Trust Agreements and certain matters relating to the trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to AGL Resources and the trust. One of the members of our Board of Directors, Wyck A. Knox, Jr., is Of Counsel and former Chairman of the Executive Committee with Kilpatrick Stockton LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$200,000,000

AGL CAPITAL CORPORATION

5.875% Senior Notes due 2041

PROSPECTUS SUPPLEMENT

SEPTEMBER 15, 2011

Goldman, Sachs & Co.

Morgan Stanley

SunTrust Robinson Humphrey

Wells Fargo Securities

BofA Merrill Lynch

Credit Agricole CIB	Deutsche Bank Securities	Mitsubishi UFJ Securities

RBS	Scotia Capital	US Bancorp